As filed with the Securities and Exchange Commission on October 1, 1996


                                                       Registration No. 333-6711
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------


                                 AMENDMENT NO. 4
                                       TO


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                          LAMINATING TECHNOLOGIES, INC.
        (Exact name of Small Business Issuer as specified in its charter)

                                  ------------

          Delaware                           2671                  58-2044990
(State or other jurisdiction    (Primary standard industrial   (I.R.S. employer
      of incorporation)          classification code number)    identification
                                                                   number)

                                7730 Roswell Road
                           Atlanta, Georgia 30350-4862
                                 (770) 396-3090
              (Address and telephone number of principal executive
                    offices and principal place of business)

                                  ------------

                                Michael E. Noonan
                             Chief Executive Officer
                                7730 Roswell Road
                           Atlanta, Georgia 30350-4862
                                 (770) 396-3090
            (Name, address and telephone number of agent for service)

                                  ------------

                                   Copies to:

        Sheldon E. Misher, Esq.                  Spencer G. Feldman, Esq.
 Bachner, Tally, Polevoy & Misher LLP      Greenberg, Traurig, Hoffman, Lipoff,
          380 Madison Avenue                          Rosen & Quentel
       New York, New York 10017                    153 East 53rd Street
            (212) 687-7000                       New York, New York 10022
                                                      (212) 801-9200

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities  being registered on this Form are to be offered on a delayed or  continuous  basis  pursuant to Rule 415 under
the Securities Act of 1933, please check the following box.                [ X ]

     If this Form is filed to register  additional  securities  for an offering  pursuant to Rule 462(b)  under the  Securities  Act,  please check  the  following  box and list the  Securities  Act  registration statement number of the earlier effective  registration  statement for
the same offering.                                                         [   ]

     If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities  Act, check the following box and list the
Securities   Act   registration   statement   number  of  the  earlier
registration statement for the same offering.                              [   ]

     If the delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.                               [ X ]

     Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions upon exercise of the Warrants and the Unit Purchase Option.

                                  ------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
                                                   (Continued on following page)

(Continued from previous page)


                                          CALCULATION OF ADDITIONAL REGISTRATION FEE
====================================================================================================================================
                                                                                                             Maximum
                Title of Each Class of                                              Aggregate          Amount of Additional
              Securities to be Registered                                      Offering Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock, $.01 par value,
  one Class A Warrant and one Class B Warrant (2) .........................        $ 1,150,000                 $   397
------------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.01 par value, and one Class B Warrant (3) .............................          1,495,000                     516
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (4) ..........................................          4,025,000                   1,388
------------------------------------------------------------------------------------------------------------------------------------
Unit Purchase Option (5) ..................................................                 20                     --
------------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.01 par value, one Class A Warrant and one Class B Warrant (6) .........            120,000                      41
------------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock,
  $.01 par value, and one Class B Warrant (6) .............................            130,000                      45
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (6) ..........................................            350,000                     121
------------------------------------------------------------------------------------------------------------------------------------
        Total .............................................................        $ 7,270,020                 $ 2,508(7)
====================================================================================================================================


(1)  Estimated solely for purposes of calculating the registration fee.


(2)  Includes 30,000 Units subject to the Underwriter's over-allotment option.


(3)  Issuable upon exercise of the Class A Warrants.

(4)  Issuable upon exercise of the Class B Warrants.

(5)  To be issued to the Underwriter.

(6) Issuable upon exercise of the Unit Purchase Option and/or the Warrants issuable thereunder.



(7)  $24,046 previously paid.



     Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions upon exercise of the Warrants and the Unit Purchase Option.

                                  ------------

                                EXPLANATORY NOTE


     This Registration Statement covers the registration of (i) up to 1,955,000 units ("Units"), including Units to cover over-allotments, if any, each Unit consisting of one share of Common Stock, $.01 par value ("Common Stock"), of Laminating Technologies, Inc., a Delaware corporation (the "Company"), one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant"), for sale by the Company in an underwritten initial public offering and (ii) an additional 997,500 Class A Warrants (the "Selling Securityholder Warrants"), for sale by the holders thereof (the "Selling Securityholders"), 997,500 Class B Warrants (the "Selling Securityholder Class B Warrants") underlying the Selling Securityholder Warrants and 1,995,000 shares of Common Stock (the "Selling Securityholder Stock") underlying the Selling Securityholder Warrants and the Selling Securityholder Class B Warrants, all for resale from time to time by the Selling Securityholders subject to the contractual restriction that the Selling Securityholders may not sell the Selling Securityholder Warrants for specified periods after the closing of the underwritten offering. The Selling Securityholder Warrants, the Selling Securityholder Class B Warrants and the Selling Securityholder Stock are sometimes collectively referred to herein as the "Selling Securityholder Securities."


     The complete Prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholder Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders" to be used in lieu of the sections entitled
"Concurrent Offering" and "Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering will not be used in the Prospectus relating to the Selling Securityholder Securities such as "Use of Proceeds" and "Dilution."

                                      (i)

--------------------------------------------------------------------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

--------------------------------------------------------------------------------



                 SUBJECT TO COMPLETION -- DATED OCTOBER 1, 1996



PROSPECTUS


                          LAMINATING TECHNOLOGIES, INC.

[LOGO]                           1,700,000 Units

                 Consisting of 1,700,000 Shares of Common Stock,
                    1,700,000 Redeemable Class A Warrants and
                      1,700,000 Redeemable Class B Warrants


     Each unit ("Unit") offered by Laminating Technologies, Inc. (the "Company") consists of one share of common stock, $.01 par value ("Common Stock"), one redeemable class A warrant ("Class A Warrants") and one redeemable class B warrant ("Class B Warrants"). The components of the Units will be separately transferable immediately upon issuance. Each Class A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Commencing one year after the date hereof, the Class A Warrants and Class B Warrants (together the "Warrants") are each subject to redemption by the Company at a redemption price of $.05 per Warrant on 30 days' written notice, provided the closing bid price of the Common Stock averages in excess of $9.10 and $12.25 per share, respectively, for any 30 consecutive trading days ending within 15 days of the notice of redemption. See "Description of Securities."


     Prior to this offering (the "Offering"), there has been no public market for the Units, the Common Stock or the Warrants, and there can be no assurance that such markets will develop. The Units, Common Stock, Class A Warrants and Class B Warrants have been approved for listing on the Nasdaq SmallCap Market ("Nasdaq") under the symbols LAMTU, LAMT, LAMTW and LAMTZ, respectively. It is currently anticipated that the initial public offering price will be $5.00 per Unit. See "Underwriting" for a discussion of factors considered in determining the initial public offering price. D.H. Blair Capital Corp., an entity whose sole stockholder is the sole stockholder of D.H. Blair Investment Banking Corp. (the "Underwriter"), beneficially owns an aggregate of 26.25% of the outstanding shares of Common Stock before this Offering. Pursuant to Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD"), the Units are being offered at a price no greater than the maximum recommended by RAS Securities Corp., a qualified independent underwriter. See "Underwriting." For information concerning a Securities and Exchange Commission investigation relating to the Underwriter, see "Risk Factors" and "Underwriting."


     Concurrently with this Offering, the Company has registered for resale by certain securityholders (the "Selling Securityholders") 997,500 Class A Warrants (the "Selling Securityholder Warrants"), and the Common Stock and Class B Warrants underlying the Selling Securityholder Warrants and the Common Stock issuable upon exercise of such Class B Warrants. The Selling Securityholder Warrants and the securities underlying such warrants are sometimes collectively referred to as the "Selling Securityholder Securities." The Selling Securityholder Warrants are issuable on the closing of this offering to the Selling Securityholders upon the automatic conversion of warrants (the "Bridge Warrants") acquired by them in the Company's private placement completed in April and May 1996 (the "Bridge Financing"). The Selling Securityholders have agreed not to sell any of the Selling Securityholder Warrants for at least 90 days after the closing of this Offering and, for the period expiring 270 days after such Closing, have agreed to certain resale restrictions. Sales of the Selling Securityholder Warrants or the underlying securities, or the potential of such sales, may have an adverse effect on the market price of the securities offered hereby.

                                  ------------

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 7 AND "DILUTION."

                                  ------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

============================================================================================================
                                                                  Underwriting Discounts and   Proceeds to
                                                Price to Public         Commissions (1)        Company (2)
------------------------------------------------------------------------------------------------------------
Per Unit................................            $                      $                       $
------------------------------------------------------------------------------------------------------------
Total (3) ..............................         $                      $                       $
============================================================================================================


(1)  Does not include additional  compensation to be received by the Underwriter
     in the form of (i) a non-accountable expense allowance of $      , or $
     per Unit ($         if the over-allotment option is exercised in full); and
     (ii) an option, exercisable over a period of three years commencing two years from the date of this Prospectus, to purchase up to 170,000 Units at $ per Unit (the "Unit Purchase Option"). The Company has also agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."


(2) Before deducting expenses of the Offering payable by the Company, including the Underwriter's non-accountable expense allowance, estimated at $
     ($       if the Underwriter's over-allotment option is exercised  in full).
     See "Underwriting."


(3) The Company has granted to the Underwriter a 30-day option to purchase up to 255,000 additional Units on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to Public, Underwriting
     Discounts  and  Commissions  and  Proceeds to Company will be $     , $
     and $      , respectively. See "Underwriting."


                                  ------------

     The Units are being offered on a "firm commitment" basis by the Underwriter when, as and if delivered to and accepted by the Underwriter, subject to its right to reject orders in whole or in part and subject to certain other conditions. It is expected that the delivery of the certificates representing the Units will be made against payment at the offices of D.H. Blair Investment
Banking Corp., 44 Wall Street, New York, New York 10005 on or about            ,
1996.

                       D.H. BLAIR INVESTMENT BANKING CORP.

                  The date of this Prospectus is         , 1996

                   [This page sets forth an  illustration of
                   a packaging  product that can be produced
                   by  the   Company   utilizing   the   LTI
                   Processed method and a schematic  diagram
                   of  the  LTI   Processed   manaufacturing
                   system.]



The Company intends to furnish its stockholders with annual reports containing financial statements audited by its independent auditors.

                                  ------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS ON THE NASDAQ SMALLCAP MARKET WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, COMMON STOCK AND/OR WARRANTS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Except as otherwise noted, all information in this Prospectus (i) reflects a 2.7102-for-one reverse stock split of the Common Stock effected in April 1996;
(ii) reflects the conversion in April 1996 of certain outstanding indebtedness of the Company held by certain individuals (the "Conversion Investors") into an aggregate of 361,061 shares of Common Stock of the Company (the "Debt Conversion"); (iii) assumes no exercise of (a) the Underwriter's over-allotment option; (b) the Warrants; (c) the Selling Securityholder Warrants; (d) the Unit Purchase Option; or (e) options granted or available for grant under the Company's stock option plan; and (iv) gives effect to the automatic conversion, on the closing of the Offering, of (a) the Bridge Warrants into the Selling Securityholder Warrants; (b) all outstanding shares of the Company's Series A Preferred Stock, $.01 par value ("Series A Preferred Stock"), into 184,486 shares of Common Stock. See "Management -- Stock Options," "Certain Transactions" and "Description of Securities."


                                   The Company

     Laminating Technologies, Inc. (the "Company") is a development stage company which has been formed to research, develop, design and market packaging and specialty display products that are manufactured using the Company's proprietary processing method ("LTI Processed"). LTI Processed(TM) is a procedure by which polyester film is laminated onto single thickness paper ("linerboard") prior to corrugation. The Company believes that the LTI Processed method is the only process currently available in which polyester film can be laminated onto linerboard such that the resulting laminate can withstand the heat and stress of corrugation. This procedure results in a packaging material that the Company believes is physically superior, more attractive and potentially more cost-effective than many currently existing packaging materials such as polystyrene (styrofoam), plastic, metal and certain corrugated cardboard products, including those that are laminated with paper and/or coated after corrugation.


     The LTI Processed method can be utilized to produce a wide variety of packaging products and specialty displays. To date, the Company has produced a number of prototype products, including bakery dessert boxes, coolers, frozen food shippers, point of purchase displays, pizza delivery boxes, medical product/specimen shippers and microwavable food disks used as pie plates and pizza slice trays. The Company believes that these products, together with other potential LTI Processed products, are capable of improving upon existing packaging products by reducing or eliminating certain limitations associated with such products. For example, the Company believes that LTI Processed products may be leakproof, resistant to a variety of solvent and petroleum-based chemicals, thermally insulating, recyclable, stronger and may have a higher bursting strength than conventional corrugated products. The Company also believes that the LTI Processed method permits higher quality printing and results in more attractive packaging than corrugated materials printed with traditional printing processes. Such aesthetic qualities have become more important in recent years as retailers have significantly increased the extent to which they display and sell products in the same packaging in which they are shipped.


     In addition, the Company believes that while LTI Processed material may be more costly to produce than traditional corrugated board, it is generally less expensive than certain other non-corrugated packaging products, including styrofoam, metal and plastic. Moreover, because LTI Processed containers often can be reused, and can be collapsed and stored pending reuse (thereby requiring less storage space than containers made from materials such as styrofoam, metal and plastic), they may be more cost-effective than other packaging materials, including traditional corrugated materials. Based on these potential performance advantages and cost savings, the Company believes that LTI Processed packaging materials may be preferred to many packaging products currently marketed by other suppliers.


     The Company's strategy is to focus principally on (i) designing, developing and marketing value-added, niche LTI Processed products directly to end-users and (ii) leveraging its resources by establishing strategic alliances with vertically integrated corrugators ("converters") for whom the Company intends to supply LTI Processed linerboard for further manufacture (i.e., printing, die-cutting, etc.) and sale by such converters. The Company may in the future also seek to license its LTI Processed technology to manufacturers. With the exception of design activities and certain printing operations, the Company currently intends to out-source production to laminators or converters with whom the Company expects to establish informal relationships.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Since its inception, the Company has focused primarily on research and development, has had only limited sales and has only recently begun to focus on broader-based marketing. Most of such sales did not involve significant orders and the Company believes that these customers were primarily evaluating the commercial application of LTI Processed products. Moreover, further development of the LTI Processed method may be necessary to satisfy the requirements of specific end-users or strategic partners.

     The Company was incorporated in Georgia in March 1993 as New Cooler Corp. and subsequently changed its name to Laminating Technologies, Inc. In April 1996, the Company was merged into Laminating Merger Corporation, a Delaware corporation, which changed its name to Laminating Technologies, Inc. The Company's executive offices are located at 7730 Roswell Road, Atlanta, Georgia 30350-4862 and its telephone number is (770) 396-3090.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering


Securities Offered..........  1,700,000 Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant.


Terms of Warrants ..........  Each  Class  A  Warrant  entitles  the  holder  to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. The Warrants are each subject to redemption in certain circumstances. See "Description of Securities."

Securities Offered
  Concurrently by
  Selling Securityholders...  997,500 Class A Warrants; 997,500 Class B Warrants
                                issuable upon exercise of these Class A Warrants and 1,995,000 shares of Common Stock issuable upon exercise of these Class A Warrants and Class B Warrants. See "Concurrent Offering."

Common Stock Outstanding
  Before Offering...........  1,230,000 shares (1)(2)


Common Stock Outstanding
  After Offering............  2,930,000 shares (1)(2)(3)


Use of Proceeds.............  To repay the notes (the "Bridge  Notes") issued in the Bridge Financing, for product development, sales and marketing and working capital. See "Use of Proceeds."


Nasdaq Symbols (4)


    Units ..................  LAMTU

    Class A Common Stock: ..  LAMT

    Class A Warrants: ......  LAMTW

    Class B Warrants: ......  LAMTZ

Risk Factors................  The Offering  involves  a high  degree of risk and
                                immediate   substantial   dilution.   See  "Risk
                                Factors" and "Dilution."

----------


(1) Excludes (i) an aggregate of 1,995,000 shares of Common Stock reserved for issuance upon exercise of the Selling Securityholder Warrants; (ii) 250,000 shares of Common Stock reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan (the "Plan"), under which, as of the date of this Prospectus, options to purchase 190,000 shares of Common Stock are outstanding at exercise prices of $4.00 or $5.00 per share (including 40,000 options exercisable at $5.00 per share to be granted on the date of this Prospectus); and (iii) 36,897 shares of Common Stock issuable upon exercise of warrants exercisable at $2.71 per share issued to the Underwriter in March 1994.


(2) Includes 410,000 shares of Common Stock (the "Escrow Shares") which have been deposited into escrow by the holders thereof. The Escrow Shares are subject to cancellation and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Common Stock does not achieve certain levels. If such earnings or market price levels are met, the Company will record a substantial non-cash charge to earnings, for financial reporting purposes, as compensation expense relating to the value of the Escrow Shares released to Company officers and employees. See "Risk Factors -- Charges and
     Potential Charges to Earnings," "Capitalization" and "Principal Stockholders."


(3) Excludes (i) up to 1,020,000 shares of Common Stock issuable upon exercise of the Underwriter's overallotment option and the Warrants included therein; (ii) 5,100,000 shares of Common Stock issuable upon exercise of the Warrants which are components of the Units offered hereby; and (iii) an aggregate of 680,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the Warrants included therein. See "Underwriting."

(4) Notwithstanding quotation on the Nasdaq SmallCap Market, there can be no assurance that an active trading market for the Company's securities will develop or, if developed, that it will be sustained.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Summary Financial Information


                              April 19, 1993                                                            April 19, 1993
                              (Commencement               Year                     Three Months          (Commencement
                              of Operations)             Ended                        Ended              of Operations)
                                 Through               March 31,                     June 30,               Through
                                March 31,     ---------------------------     -----------------------       June 30,
                                  1994            1995           1996            1995          1996          1996
                              -----------     -----------     -----------     ---------     ---------     -----------
Statement of
  Operations Data:

Net sales ................    $   135,887     $    86,486     $   119,412     $  46,453     $      --     $   341,785
Gross (loss) profit ......       (302,355)       (213,591)       (158,042)        1,997                      (673,988)
Selling, general and
  administrative expenses       1,037,711       1,223,044       1,042,290       201,907       666,220       3,969,265
                              -----------     -----------     -----------     ---------     ---------     -----------
Operating loss ...........     (1,340,066)     (1,436,635)     (1,200,332)     (199,910)     (666,220)     (4,643,253)
Net (loss) ...............     (1,361,215)     (1,530,061)     (1,228,745)     (211,529)     (790,533)     (4,910,554)
Cumulative dividend on
  preferred stock ........         25,000          50,000          50,000        12,500        12,500         137,500
                              -----------     -----------     -----------     ---------     ---------     -----------
Net (loss) attributable to
  common stockholders ....    $(1,386,215)    $(1,580,061)    $(1,278,745)    $(224,029)    $(803,033)    $(5,048,054)
                              ===========     ===========     ===========     =========     =========     ===========
Net (loss) per share of
  common stock ...........    $     (2.41)    $     (2.70)    $     (2.02)
                              ===========     ===========     ===========
Weighted average number
  of common
  shares outstanding .....        575,519         586,269         632,719
                              ===========     ===========     ===========
Supplementary
  Net (loss) per share
  of common stock (1) ....    $     (1.69)    $     (1.93)    $     (1.56)    $    (.27)    $    (.98)
                              ===========     ===========     ===========     =========     =========
  Weighted average number
    of common shares
    outstanding ..........        820,000         820,000         820,000       820,000       820,000
                              ===========     ===========     ===========     =========     =========


                                                                            June 30, 1996
                                                                  --------------------------------
                                                                   Actual                As Adjusted(2)
                                                                 ----------              --------------

Balance Sheet Data:
Working capital (deficiency) ............................        (1,615,548)               4,553,491
Total assets ............................................           750,561                5,079,610
Total liabilities .......................................         2,015,025                  519,313
Deficit accumulated during the development stage.........        (5,166,506)               5,996,245
Total stockholders's equity (deficiency).................        (1,264,464)               4,560,297


----------
(1) Gives effect to (i) the Debt Conversion, except for the three months ended June 30, 1996 which already reflects such conversion, (ii) the automatic conversion of the Preferred Stock into Common Stock upon the closing of this Offering, and (iii) the issuance of Common Stock for compensation, and excludes the Escrow Shares.


(2) Adjusted to give effect to the sale of 1,700,000 Units offered hereby at an assumed initial public offering price of $5.00 per Unit, the receipt of the net proceeds therefrom and the use of the net proceeds to repay accumulated dividends on the Series A Preferred Stock and to repay the Bridge Notes (plus accrued interest thereon) and the corresponding charge to operations through the date of the repayment estimated at $829,739. See "Risk Factors -- Charges and Potential Charges to Earnings," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



--------------------------------------------------------------------------------

                                  RISK FACTORS

     The securities offered hereby are speculative in nature and an investment in the Units offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors in evaluating whether to purchase the Units offered hereby. Moreover, prospective investors are cautioned that the statements in this Prospectus that are not descriptions of historical facts may be forward looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors.

     History of Operating Losses; Anticipated Future Losses; Working Capital Deficit; Going Concern Explanatory Paragraph in Independent Auditors' Report. At June 30, 1996, the Company had an accumulated deficit of approximately $5,167,000, is continuing to incur significant operating losses and expects to incur substantial and increasing operating losses for the foreseeable future. At June 30, 1996, the Company also had a working capital deficit of approximately $1,615,000. Such losses and deficit have been and will continue to be principally the result of costs associated with the Company's research, development, design, sales and marketing activities. The Company has received a report from its independent auditors that includes an explanatory paragraph that describes the substantial doubt as to the ability of the Company to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements included elsewhere in this Prospectus.

     Development Stage Company; No History of Operations. The Company was organized in March 1993 and is currently in the development stage. While it has conducted limited research and development and sales and marketing activities, it has not generated significant revenues and may experience many of the problems, delays, expenses and difficulties commonly encountered by early stage companies, many of which are beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, manufacturing, marketing, competition and regulatory compliance, including but not limited to possible regulations governing food packaging and recyclability, as well as additional costs and expenses that may exceed current estimates. There can be no assurance that the Company will successfully develop and commercialize any products, generate any revenues or ever achieve profitable operations. Additionally, the Company has never produced LTI Processed materials under the conditions and in the volume that will be required to be profitable and cannot predict all of the manufacturing difficulties that may arise. Given the particular properties of LTI Processed materials, the Company has in the past been forced to modify package construction to accommodate unforeseen design problems, including those associated with excess heat and cold retention in food service packaging. Thus, the Company's proposed products may require significant further research, development, design, testing as well as regulatory clearances prior to larger-scale commercialization. There can be no assurance that the Company's products will be successfully marketed, prove to be safe and practical, receive regulatory approvals if required (including, but not limited to, possible domestic or foreign requirements regarding packaging used in food service as well as possible domestic or foreign requirements regarding the recyclability of the Company's materials), or be capable of being produced in commercial quantities at reasonable costs. See "Business."


     Use of Proceeds to Repay Indebtedness; Need for Significant Additional Funds. The Company requires the proceeds of this Offering to pursue its business plan. Approximately $2,080,000, or approximately 31%, of the net proceeds of this Offering will be used for the repayment of the Bridge Notes issued in the Bridge Financing. In addition, approximately $150,000 of the net proceeds of this Offering will be used to pay the accumulated dividends on the Company's Series A Preferred Stock. The remaining proceeds of this Offering are only expected to be sufficient to fund the Company's operations for approximately twelve months and the Company will require additional funds to continue its operations after such period. Moreover, the Company's cash requirement may vary materially from those currently anticipated due to product development programs, relationships with strategic partners, if any, changes in the direction of the Company's activities and other factors. The Company has no commitments for any future funding and there can be no assurance that the Company will be able to obtain additional financing in the future from either debt or equity financings, collaborative arrangements or other sources on acceptable terms. Any future financing may result in significant dilution to investors. If the Company is unable to obtain the necessary financing, it will be required to significantly curtail its activities or cease operations.


     Uncertainty of Market Acceptance. The success of LTI Processed products will require the Company to secure production and marketing alliances within the highly competitive corrugated packaging market, which is characterized by manufacturers who operate at very low profit margins and by end-users who often seek the lowest packaging and materials costs possible. Additionally, much of the corrugated packaging industry is characterized by long-standing business relationships between manufacturers and end-users. The Company will likely encounter resistance from end-users reluctant to incur possible additional costs associated with LTI Processed products (compared to non-laminated corrugated products and other materials). In addition, the use of LTI Processed products may require that end-users change both their packaging material and their source of packaging material and perhaps incur the further cost and inconvenience of interrupting their production line to accommodate these changes. The Company has not conducted any market studies as to the commercial viability of LT1 Processed products and there can be no assurance that the Company will be able to successfully demonstrate to manufacturers and end-users that the properties of LTI Processed products justify the additional costs and/or burdens associated with such products. See "-- Need for Independent Laboratory Testing."


     Need for Independent Laboratory Testing. The Company currently has no independent laboratory studies or test results to verify its claims as to the physical properties of LTI Processed materials. Because such independent tests are frequently relied upon within the packaging industry, the Company anticipates that its lack of objective corroboration will likely hamper future marketing efforts. To date, the Company has had only limited success in marketing LTI Processed materials and has encountered difficulties in penetrating certain segments of the packaging industry where, for example, the strength and insulating properties of LTI Processed products would be critical but where manufacturers and end-users demand objective confirmation of these properties. The Company has retained the services of an independent laboratory and expects to commence such testing as soon as practicable following the closing of this Offering. However there can be no assurance of when or if such tests will be successfully concluded or whether such tests will confirm the Company's beliefs about the physical properties of its products. Should any such laboratory tests, if performed, fail to support the Company's beliefs regarding its products, the marketability of such products will be adversely affected.


     Dependence on Suppliers; Shortages of Raw Materials and Price Fluctuations. The Company does not manufacture the raw material that is used in its products and thus it depends on its raw material suppliers. The Company does not have any long-term supply or distribution agreements with any of its suppliers. The Company's success will depend in part on its ability to maintain relationships with its current suppliers and to develop new supplier relationships, as to which there can be no assurance. There can be no assurance that the loss of, or a significant disruption in the relationship with, one or more of the Company's suppliers would not have a material adverse effect on the Company's business and results of operations. Moreover, the corrugating industry periodically suffers shortages of roll stock paper from which corrugated board is made. These shortages more seriously affect non-vertically integrated corrugating converters (i.e., those that do not own their own timber and produce their own roll stock) by raising prices and forcing customers of corrugated board to purchase from integrated converters. In that the Company intends to utilize, to some extent, non-integrated converters for the production of LTI Processed packaging, a shortage-induced price increase could raise the price of such LTI Processed materials beyond its value margin, causing end-users to seek integrated suppliers who may not use the Company's products.

     Dependence on Third Parties for Manufacturing and Marketing Activities. The Company does not intend to directly manufacture either LTI Processed linerboard or finished products. Instead the Company expects to contract for manufacture with outside laminators, corrugators and sheet plants with whom the Company expects to establish informal relationships. Although the Company believes that such services are widely available, there can be no assurance that the Company will be able to procure these services on terms acceptable to the Company. Moreover, the Company's dependence on such third parties will reduce its control over the manufacturing process.


     Additionally, the Company may rely on large integrated converters to market LTI Processed products to their end-users and intends to pursue strategic alliances with such companies for manufacture and marketing. The success of the Company will depend, in part, on its ability to enter into and maintain such strategic alliances and the collaborator's strategic interest in and ability to successfully manufacture and/or market LTI Processed products. To the extent the Company enters into any strategic alliance, the Company will be dependent to a significant extent on such partners. The success of any such strategic alliance will depend in part upon such partners' own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed and/or marketed by such partners. If any such partners are unsuccessful in manufacturing and/or marketing the Company's products, the Company's business, financial condition and results of operations would be materially adversely affected.


     The Company has no experience in manufacturing or marketing products on a commercial scale and does not have the resources to manufacture on a commercial scale any of its products. To the extent that the Company determines not to, or is unable to, enter into strategic alliances with respect to the manufacture or marketing of LTI Processed products, significant additional funds, capital expenditures, management resources and time will be required to establish a manufacturing facility or develop a larger sales force. There can be no assurance that the Company will be able to enter into strategic alliances to manufacture or market its proposed products or, in lieu thereof, establish a manufacturing facility or develop a sufficient sales force, or be successful in gaining market acceptance of its products. See "Business -- Manufacturing" and "-- Sales and Marketing."

     Dependence on Patents and Proprietary Technology; Uncertainty of Patent Protection; No Assurance of Significant Competitive Advantage. The Company's success will depend in part on its ability to obtain patent protection for its products, both in the United States and abroad. On December 9, 1988, Michael Olvey, Sr., the inventor of the LTI Processed method and a founder and former President of the Company, filed a patent application with the U.S. Patent and Trademark Office (the "U.S. Patent Office") covering the Company's LTI Processed technology. On March 15, 1990, the U.S. Patent Office rejected the claims of the Company's patent application as being too broad in light of prior art. On April 19, 1993, Mr. Olvey assigned all rights to this patent application to the Company. The Company expects to submit a modification of its original application after the completion of this Offering.

     There can be no assurance that any patent applications filed by or on behalf of the Company will result in patents being issued, that patents, if any, issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide any significant competitive advantage to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products or technologies or, if patents are issued to the Company, will not design around such patents.

     The Company's potential products may conflict with patents which have been or may be granted to competitors or others. In particular, the Company is aware of a patent issued to Adolph Coors Company that relates to certain processes by which film, including polyester film, is reverse-printed and laminated onto linerboard. Such patent may affect the ability of the Company to obtain patent protection for some or all of the claims included in its patent application. Moreover, there can be no assurance that any application of the Company's technology will not infringe the Coors patent or any other patents or proprietary rights of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin manufacturing and marketing of the Company's products. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, it could consume a substantial portion of the Company's time and resources. Moreover, the non-approval of the Company's patent application or the invalidation of any patent that may be issued to the Company would likely have a material adverse effect on the Company.

     The Company also relies on trade secret protection for its confidential and proprietary information. However, trade secrets are difficult to protect and there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or disclose such technology, or that the Company can meaningfully protect its rights to unpatented trade secrets.

     The Company intends to protect its proprietary technology through the use of licensing, exclusivity and non-disclosure agreements with the laminators, corrugators, converters and printers with which it may establish strategic alliances and production relationships. The Company also requires that certain of its employees and consultants execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreements generally provide that trade secrets and all inventions conceived by the individual and all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information. See "Business -- Patents and Proprietary Rights."

     Competition. Competition in the corrugated and packaging industries is intense and based significantly on price. Moreover, certain aspects of the Company's business, including printing, are characterized by rapidly evolving technology that could result in the technological obsolescence of processes utilized by the Company. The Company competes with many corrugating firms and manufacturers of other packaging products, including those made of styrofoam, metal and plastic. Most of the Company's competitors have substantially greater financial, technical and human resources than the Company and are better equipped to develop, manufacture and market products. These companies also compete with the Company in recruiting and retaining highly qualified personnel and consultants.

     Additionally, there are both corrugated and other packaging and display materials available which can provide some or all of the physical characteristics of LTI Processed products as well as high quality aesthetics and which directly compete with the Company's products. Major corrugating and integrated converters produce large quantities of corrugated products with wax and other coatings which are water resistant and can be used, for example, to pack wet and frozen foods for extended periods and to reduce abrasion of items with delicate finishes. The Company will face intense competition from these manufacturers to the extent that these products present viable alternatives to LTI Processed products. These products may remain attractive to many end-users as they can be lower priced and end-users will not have to incur the potential cost of interrupting product lines and supply sources to accommodate different packaging from a new company. The Company intends to compete with such manufacturers by offering a product that can be more expensive but which the Company believes will be of higher quality, and in many circumstances, more cost-efficient in the long term. Additionally, the Company will face competition from non-integrated converters who supply corrugated products that are laminated with high quality, lithographically printed paper. While the Company believes that these products do not have the physical properties of LTI Processed and offer little price advantage over LTI Processed, they will effectively compete with the Company's products in the market for quality printed products.

     The Company also expects to encounter significant competition as it seeks to enter markets for other forms of value-added packaging and products such as styrofoam, metal and plastic. Given the fact that the physical properties of these other materials have been long established, that end-users are accustomed to using these materials and that manufacturers have massive national and international production and marketing efforts as well as sophisticated and well developed product lines, the Company will need to persuade end-users of the value of an entirely new material and product design which is purchased from a new supplier. There can be no assurance that such efforts will be successful. Moreover, there can be no assurance that other companies will not develop products which are superior to the Company's or which achieve greater market penetration. See " Business -- Competition."

     Historical Inability to Leverage Technology; Management Turnover. Although the Company was organized in March 1993, its basic laminating technology has been owned by the Company and its predecessors since 1988. Nonetheless, the Company and its predecessors have been unable to successfully commercialize such technology, have generated only minimal revenues and have been unable to effectively penetrate the Company's target markets. In addition, the Company has had a limited number of management personnel and has also experienced significant turnover in such managment since inception. These management issues have contributed to periods of limited or no operating activity and insufficient continuity of business relationships and related agreements. See "--Risks
Related to Potential License Agreements." While the Company has recently instituted a new management team, there can be no assurance that current management will be successful in implementing the Company's business plan, or that the Company will not be adversely affected by issues relating to past operations.

     Risks Related to Potential License Agreements. The Company believes that approximately six years ago a predecessor to the Company entered into negotiations regarding two potential licenses of the LTI Processed technology. Neither the Company nor the other parties to such negotiations have been able to produce a copy of an executed license agreement and, to the Company's knowledge, no significant license-related activities have been performed. Based on the Company's efforts to determine the existence of any such agreements, the Company does not believe any license agreements exist. However, there can be no assurance that license agreements do not exist or as to the terms of any such license. Although the Company's strategy currently does not emphasize licensing its technology, the Company may determine to do so in the future. In the event that any previous license agreements exist, they may limit the Company's ability to enter into additional licenses in the future or may otherwise restrict the Company's operations, which could have an adverse effect on the Company.

     Uncertainty of Government Regulatory Requirements. To the extent that LTI Processed is used in the food service and packaging industries, the Company will be required to ensure that its products meet federal Food and Drug Administration (the "FDA") regulations regarding materials used in contact with food. The Company believes that both the polyester film and the bonding agents used in LTI Processed products will be in compliance with approved food additive regulations permitting the types of food contact use contemplated by the Company. However, there can be no assurance that the Company's use of the materials included in its products will not require separate FDA approval.
Obtaining FDA approval has historically been a costly and time-consuming process. The

Company may also need to seek regulatory approval from foreign governments for the use of LTI Processed products shipped to those countries. For example, the European Union has strict regulations as to the disposability and recyclability of imported packaging and paper products. There can be no assurance that such foreign regulations will not restrict or preclude the Company from engaging in activities in such countries, which could have a material adverse effect on the Company. The failure to obtain any required regulatory approvals could have a material adverse effect on the Company.

     Charges and Potential Charges to Earnings. The Securities and Exchange Commission (the "Commission") has taken the position with respect to escrow arrangements such as that entered into by the Company and its stockholders that in the event any shares are released from escrow to the holders who are officers, directors, employees or consultants of the Company, a compensation expense will be recorded for financial reporting purposes. Accordingly, in the event of the release of the Escrow Shares, the Company will recognize during the period in which the earnings thresholds are probable of being met or such stock price levels achieved, a substantial noncash charge (not deductible for income tax purposes) to operations equal to the then fair market value of such shares, which would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. The recognition of such compensation expense may have a depressive effect on the market price of the Company's securities. Notwithstanding the foregoing discussion, there can be no assurance that the Company will attain the targets which would enable the Escrow Shares to be released from escrow.


     The Company also expects to incur a non-recurring charge to operations, aggregating approximately $829,739, during the quarter in which the closing of this Offering occurs relating to the Bridge Financing and the repayment of the Bridge Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Broad Discretionary Use of Proceeds. The Company has broad discretion with respect to the specific application of approximately $3,174,500, or approximately 47%, of the net proceeds of the Offering. Such amounts are intended to be used for working capital, including salaries and the payment of certain accounts payable. Thus, purchasers of the Units will be entrusting their funds to the Company's managment, upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. See "Use of Proceeds."


     Use of Proceeds to Benefit Insiders. The Company expects to utilize a portion of the proceeds for the Offering to pay salaries to executive officers of the Company aggregating approximately $357,000 during the 12-month period following the closing of the Offering. In addition, certain stockholders of the Company loaned an aggregate of approximately $1,040,000 to the Company through December 1995, which amounts have been and will be repaid out of the proceeds of the Bridge Financing and this Offering. An aggregate of $495,000 of this indebtedness was converted into Bridge Notes and Bridge Warrants in the Bridge Financing (on the same terms as non-affiliated investors) and such Bridge Notes will be repaid, together with interest at a rate of 10% per annum, from the proceeds of this Offering. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management."

     Dependence on Key Personnel. The Company is dependent on Michael E. Noonan, the Company's Chairman and Chief Executive Officer, as well as principal members of its management, design and marketing staff, the loss of one or more of whom could substantially impair the Company's development and marketing plans. The Company has obtained a $2,000,000 "key-man" life insurance policy on the life of Mr. Noonan and has also entered into a one year employment agreement with Mr. Noonan. Additionally, the Company has entered into a consulting agreement with Michael Olvey, Sr., the inventor of the LTI Processed method and a founder of the Company. The future success of the Company depends in large part upon its ability to attract and retain highly qualified personnel. The Company faces intense competition for such highly qualified personnel from other corrugated manufacturers and may be required to pay higher salaries to attract and retain such personnel. There can be no assurance that the Company will be able to hire sufficient qualified personnel on a timely basis or retain such personnel. The loss of such key personnel or failure to recruit additional key personnel by the Company could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, many members of the Company's management team have only recently joined the Company. Managing the integration of new personnel could adversely affect the Company's growth and progress until such integration occurred. See "Management."


     Dilution. The purchasers of the Units in the Offering will incur immediate and substantial dilution of approximately $3.19, or 63.8%, in the net tangible book value per share of their Common Stock ($2.95, or 59.0%, if the Underwriter's over-allotment option is exercised in full), assuming an initial public offering price of $5.00 per

Unit. Additional dilution to public investors, if any, may result to the extent that the Warrants, the Underwriter's Unit Purchase Option and/or other outstanding options or warrants are exercised at a time when the net tangible book value per share of Common Stock exceeds the exercise price of any such securities. See "Dilution."

     Absence of Prior Trading Market; Possible Volatility of Market Price; Arbitrary Determination of Offering Price. Prior to this Offering, there has been no market for any of the Company's securities, and there can be no assurance that an active trading market will develop or be sustained after this Offering. The initial public offering price of the Units and the exercise prices and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and are not related to the Company's asset value, net worth, results of operations or any other criteria of value and may not be indicative of the prices that may prevail in the public market. D.H. Blair Capital Corp., an entity whose sole stockholder is the sole stockholder of the Underwriter, beneficially owns an aggregate of 26.25% of the outstanding shares of Common Stock before this Offering. In addition, the Underwriter owns warrants to purchase 36,897 shares of Common Stock of the Company. As a result of such stockholdings, the Underwriter may be deemed to be an affiliate of the Company by the NASD. Accordingly, this Offering is being made pursuant to Schedule E to the NASD By-Laws. Under Schedule E to the By-Laws of the NASD, when a member of the NASD, such as the Underwriter, participates in the public distribution of securities of a company in which it or its affiliates owns 10% or more of the outstanding voting securities, and where there is no "bona fide independent market" for such securities, the public offering price can be no higher than that recommended by a qualified independent underwriter. Accordingly, the Units in this Offering will be offered at a price no greater than that recommended by RAS Securities Corp., a qualified independent underwriter. The market prices of the Units, Common Stock and Warrants could also be subject to significant fluctuations in response to variations in the Company's quarterly operating results, developments concerning proprietary rights, government regulations, general trends in the industry and other factors. See "Underwriting."


     Outstanding Options and Warrants. Upon completion of this Offering, the Company will have outstanding (i) 1,700,000 Class A Warrants to purchase an aggregate of 1,700,000 shares of Common Stock and 1,700,000 Class B Warrants;
(ii) 1,700,000  Class B Warrants to purchase  1,700,000  shares of Common Stock;
(iii) the Selling Securityholder Warrants to purchase 997,500 shares of Common Stock and 997,500 Class B Warrants; (iv) warrants to purchase 36,897 shares of Common Stock, which Warrants are owned by the Underwriter; (v) the Unit Purchase Option to purchase an aggregate of 680,000 shares of Common Stock, assuming exercise of the underlying Warrants; and (vi) 250,000 shares of Common Stock reserved for issuance upon exercise of options under the Company's 1996 Stock Option Plan, under which options to purchase 190,000 shares of Common Stock have been granted (including 40,000 options to be granted on the date of this Prospectus). Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by warrants and options. Further, while these warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. See "Management -- Stock Options" and "Description of Securities."

     Control by Existing Stockholders; Potential Anti-takeover Provisions. Upon completion of this Offering, the directors, executive officers and principal stockholders of the Company will own approximately 30% of the outstanding Common Stock of the Company. As a result, such directors, officers and principal stockholders will generally be able to influence significantly the outcome of corporate transactions or other matters submitted for stockholder approval. Such influence by principal stockholders could preclude any unsolicited acquisition of the Company and consequently adversely affect the market price of the Common Stock. The Company's Board of Directors is also authorized to issue from time to time, without stockholder authorization, shares of preferred stock, in one or more designated series or classes. The Company is also subject to a Delaware statute regulating business combinations. Any of these provisions could discourage, hinder or preclude an unsolicited acquisition of the Company and could make it less likely that stockholders receive a premium for their shares as a result of any such attempt. See "Certain Transactions," "Principal Stockholders" and "Description of Securities."

     Shares Eligible for Future Sale. Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, pursuant to the Concurrent Offering or otherwise, could have an adverse effect on the price of the Company's securities. Pursuant to the Concurrent Offering, 997,500 Selling Securityholder Warrants and the underlying securities have been registered for resale concurrently with this Offering, subject to a contractual restriction that the Selling Securityholders not sell any of the Selling Securityholder Warrants for at least 90 days after the date of this Prospectus and, during the period from 91 to 270 days after the date of this Prospectus, may only sell specified percentages of such Selling Securityholder Warrants. In addition to the 1,700,000 Units offered hereby, approximately 137,631 shares of Common Stock will be eligible for immediate resale in the public market and, subject to compliance with Rule 144 under the Securities Act, approximately 483,355 shares of Common Stock will be eligible for sale in the public market beginning 90 days from the date of this Prospectus (subject to the restrictions on transfer applicable to the Escrow Shares). An additional 50,003 shares of Common Stock issuable upon the exercise of vested options and warrants will also become eligible for sale in the public market pursuant to Rule 701 and Rule 144 under the Securities Act beginning 90 days from the date of this Prospectus. The Securities and Exchange Commission has recently proposed an amendment to the holding period requirements of Rule 144 to permit resales of restricted securities after a one-year holding period rather than a two-year holding period, and to permit unrestricted resales by non-affiliates after a two-year holding period rather than a three-year holding period. However, holders of all of the outstanding shares of Common Stock and outstanding options prior to the Offering have agreed not to sell any shares of Common Stock for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter. In addition, the holders of the Unit Purchase Option and the holders of options and warrants to purchase an aggregate of 153,244 shares of Common Stock have certain demand and "piggy-back" registration rights with respect to their securities commencing twelve months from the closing of this Offering. Exercise of such rights could involve substantial expense to the Company. See "Description of Securities," "Shares Eligible for Future Sale," Concurrent Offering" and "Underwriting."

     Potential Adverse Impact of Release of Locked-up Securities. All of the Company's current stockholders, officers and directors have agreed not to sell, assign, transfer or otherwise dispose publicly any of their shares of Common Stock for a period of 13 months after the date of this Prospectus without the prior written consent of the Underwriter. Sales of such shares of Common Stock, or the possibility of such sales, in the public market may have an adverse effect on the market price of the securities offered hereby.


     Potential Adverse Effect of Redemption of Warrants. Commencing one year from the date of this Prospectus, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not less than 30 days' prior written notice if, with respect to the Class A Warrants, the closing bid price of the Common Stock shall have averaged in excess of $9.10 per share and, with respect to the Class B Warrants, $12.25 per share, in each instance for 30 consecutive trading days ending within 15 days of the notice. Redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or (iii) to accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants.
See "Description of Securities -- Redeemable Warrants."

     Current Prospectus and State Registration to Exercise Warrants. Holders of Warrants will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants following completion of the Offering to the extent required by Federal securities laws, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which such securities are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants in the open market or allow them to expire unexercised. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. See "Description of Securities -- Redeemable Warrants."

     Possible Adverse Effect on Liquidity of the Company's Securities Due to the Investigation of D.H. Blair Investment Banking Corp. and D.H. Blair & Co., Inc. by the Securities and Exchange Commission. The Commission is conducting an investigation concerning various business activities of the Underwriter and D.H. Blair & Co., Inc. ("Blair & Co."), a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. intends to make a market in the securities following the Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities. See "Underwriting."

     Possible Restrictions on Market-Making Activities in Company's Securities. The Underwriter has advised the Company that Blair & Co. intends to make a market in the Company's securities. Rule 10b-6 under the Securities Act of 1934, as amended (the "Exchange Act"), may prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting."

     Possible Delisting of Securities from the Nasdaq Stock Market. While the Company's Units, Common Stock, Class A Warrants and Class B Warrants meet the current Nasdaq listing requirements and are expected to be initially included on the Nasdaq SmallCap Market, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders.

     If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Units, Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained.

     Risks of Low-Priced Stock. If the Company's securities were delisted from Nasdaq (See "-- Possible Delisting of Securities from the Nasdaq Stock Market"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the securities acquired hereby.

     Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

     No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash or other dividends in the foreseeable future. See "Dividend Policy."

                                 USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 1,700,000 Units offered hereby, after deducting underwriting discounts and commissions and other expenses of the Offering, are estimated to be approximately $6,804,500 ($7,922,675 if the Underwriter's over-allotment option is exercised in full), assuming an initial public offering price of $5.00 per Unit. The Company expects the net proceeds to be utilized approximately as follows:


                                                              Approximate Amount        Percentage of
      Application                                              of Net Proceeds          Net Proceeds
        --------                                                ---------------           ---------

Repayment of Bridge Notes (1) ................................    $2,080,000               30.57%
Product Design and Development (2)  ..........................       700,000               10.29
Sales and Marketing (3) ......................................       700,000               10.29
Payment of Accumulated Dividends(4)...........................       150,000                2.20
Working Capital (5) ..........................................     3,174,500               46.65
                                                                   ---------              ------
    Total ...................................................     $6,804,500              100.00%
                                                                   =========              ======


--------


(1) Represents the principal amount and accrued interest at the rate of 10% per annum (estimated at approximately $85,000 through September 30, 1996) of Bridge Notes issued in the Bridge Financing in April and May 1996. The proceeds of the Bridge Financing were and are being used primarily for the repayment of certain indebtedness and working capital purposes. See "Capitalization -- Bridge Financing" and "Concurrent Offering."


(2) Includes costs associated with the proposed independent testing of the Company's products.

(3) Includes costs associated with sales personnel, support and the production of product samples. See "Business -- Sales and Marketing."


(4) Represents dividends accumulated on the outstanding Series A Preferred Stock held by D.H. Blair Capital Corp., which Series A Preferred Stock will convert into Common Stock on the closing of this Offering. See "Certain Transactions" and "Underwriting."

(5) Includes general and administrative expenses, including approximately $357,000 for salaries of the current executive officers for the next twelve months. In addition, Michael E. Noonan, the Company's Chairman, President and Chief Executive Officer, has agreed to provide to the Company certain working capital advances up to an aggregate of $50,000. Such advances, if extended, will be repaid with interest at a rate of 8% per annum out of the proceeds of this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."


     The foregoing represents the Company's best estimate of its allocation of the net proceeds of this Offering. This estimate is based on certain assumptions relating to the progress of the Company's development design and marketing strategies, the results of testing activities, the timing of patent applications and responses, technological advances, market acceptance of the Company's products and other factors. Expenditures will also be dependent upon the establishment of strategic alliances with other companies. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business and the results of the Company's sales and marketing activities, may make shifts in the allocation of funds necessary or desirable. In addition, the Company may seek to utilize funds allocated to working capital, in part, for acquisitions of new products or product lines or other companies and to fund inventory purchases prior to collection of receivables. The Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions and there can be no assurance that any acquisition will be consummated.

     The Company currently estimates that the net proceeds of this Offering will be sufficient to fund its planned operations for approximately twelve months. However, the Company may require additional funds during such period in the event of delays in product development, cost overruns or other unanticipated expenses commonly associated with a company in an early stage of development. In addition, the Company will need substantial additional financing following such twelve-month period. In the event such financing is not obtained, the Company may be materially adversely affected and may have to cease or substantially reduce operations.

     Any additional proceeds received upon exercise of the over-allotment option, the Warrants or the Selling Securityholder Warrants will be added to working capital. Pending utilization, the net proceeds will be invested in short-term, interest-bearing investments.

                                 DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain all earnings, if any, for use in the expansion of the Company's business. The declaration and payment of future dividends, if any, will be at the sole discretion of the Board of Directors and will depend upon the Company's profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company (i) as of June 30, 1996 (after giving retroactive effect to a 2.7102-for-one reverse stock split effected in April 1996 and the conversion of the 250,000 shares of outstanding Series A Preferred Stock into 184,486 shares of Common Stock); and
(ii) as adjusted to reflect the sale of the Units offered hereby at an assumed initial public offering price of $5.00 per Unit and the application of the net proceeds therefrom to repay the Bridge Notes and the corresponding charge to operations. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.



                                                                          June 30, 1996
                                                                  ----------------------------
                                                                   Actual             As Adjusted
                                                                 ----------            ----------
Bridge Notes, net of discount(1)...........................     $ 1,455,712           $       --
Other debt.................................................          43,483                43,483
                                                                 ----------            ----------
Total debt.................................................       1,499,195                43,483
                                                                 ----------            ----------
Stockholders' Equity:
  Preferred Stock, $.01 par value;
    5,000,000  shares  authorized;
    no shares issued and outstanding ......................            --                    --

  Common Stock, $.01 par value;
    20,000,000 shares authorized;
    1,230,000 shares issued and outstanding
    actual; 2,930,000 shares
    issued and outstanding as adjusted (2)(3)..............          12,300                29,300

Additional paid in capital.................................       3,889,742            10,527,242

Deficit accumulated during
  development stage........................................      (5,166,506)           (5,996,245)(4)
                                                                 ----------            ----------
    Total stockholders equity (deficiency)................       (1,264,464)            4,560,297
                                                                 ----------            ----------
        Total capitalization...............................     $   234,731           $ 4,603,780
                                                                 ==========            ==========


--------

(1) The Bridge Notes are payable on the earlier of closing of this Offering or April 1997. See "Use of Proceeds."


(2) Excludes (i) up to 1,020,000 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option and the underlying Warrants;
     (ii) 5,100,000 shares of Common Stock issuable upon exercise of the Warrants included in or underlying the Units offered hereby; (iii) 1,995,000 shares of Common Stock issuable upon exercise of the Selling Securityholder Warrants and the underlying Warrants; (iv) 36,897 shares of Common Stock issuable upon the exercise of warrants issued to the Underwriter in March 1994; (v) 680,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and the Warrants included in or underlying such option; and (vi) 250,000 shares of Common Stock reserved for issuance under the Company's Amended and Restated 1996 Stock Option Plan, under which options to purchase 190,000 shares of Common Stock are outstanding (including 40,000 options to be granted on the date of this Prospectus). See "Management--Stock Options," "Certain Transactions," "Description of Capital Stock" and "Concurrent Offering."


(3)  Includes  410,000  Escrow  Shares.  See  "Principal  Stockholders--  Escrow
     Shares."

(4) Gives effect to recognition of $539,288 of expense upon the closing of this Offering relating to the value of the Bridge Warrants issued in the Bridge Financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Bridge Financing

     In April and May 1996, the Company completed the Bridge Financing of an aggregate of $1,995,000 principal amount of Bridge Notes and 997,500 Bridge Warrants in which it received net proceeds of approximately $1,185,000 (after deducting expenses of the Offering and after giving effect to the conversion of $495,000 of outstanding indebtedness of the Company into Bridge Notes and Bridge Warrants, for which the Company received no cash proceeds). The Bridge Notes are payable, together with interest at the rate of 10% per annum, on the earlier of April 1997 or the closing of the Offering. See "Use of Proceeds." The Bridge Warrants entitled the holders thereof to purchase one share of Common Stock commencing in April or May 1997 respectively, but will be exchanged automatically on the closing of the Offering for the Selling Securityholder Warrants, each of which will be identical to the Class A Warrants included in the Units offered hereby. The Selling Securityholder Securities have been registered for resale in the Registration Statement of which this Prospectus forms a part, subject to the contractual restriction that the Selling Securityholders have agreed not to exercise the Selling Securityholder Warrants for a period of one year from the closing of the Offering and not to sell the Securityholder Warrants except after specified periods commencing 90 days after the closing date of the Offering. See "Concurrent Offering."

                                    DILUTION


     At June 30, 1996, the Company had a negative net tangible book value of $(1,746,761) or $(2.13) per share based on 820,000 shares outstanding (excluding the 410,000 Escrow Shares) after giving effect to the conversion of the 250,000 outstanding shares of Series A Preferred Stock into 184,486 shares of Common Stock. Net tangible book value per share represents the amount of the Company's total assets minus the amount of its intangible assets, liabilities and the liquidation value of the Series A Preferred Stock divided by the number of shares of Common Stock outstanding. Dilution represents the difference between the initial public offering price paid by the purchasers in the Offering and the net tangible book value per share at June 30, 1996, as adjusted to give effect to the Offering. After giving effect to the sale of 1,700,000 Units offered hereby at an assumed initial public offering price of $5.00 per Unit and the receipt of the net proceeds therefrom, the net tangible book value of the Company, as adjusted, at June 30, 1996 would have been $4,559,778 or $1.81 per share. This represents an immediate increase in net tangible book value of $3.94 per share to existing stockholders and an immediate dilution of $3.19 per share to persons purchasing shares at the initial public offering price ("New Investors"). The following table illustrates this per share dilution:


     The following table illustrates this dilution to New Investors on a per share basis:

Assumed initial public offering price per Unit .........                $5.00(1)
  Negative net tangible book value per share
    before Offering.....................................    $(2.13)
Increase per share attributable to New Investors........    $ 3.94
                                                            ------
Net tangible book value per share after Offering........                $1.81
                                                                        -----
Dilution to New Investors ..............................                $3.19
                                                                        =====

--------

(1) Assumes no allocation of the offering price to the Warrants included in the Units.


     If the over-allotment option is exercised in full, the net tangible book value after the Offering would be approximately $2.05 per share (excluding the Escrow Shares), resulting in dilution to New Investors in the Offering of $2.95 per share.


     The following table summarizes the differences between existing stockholders and New Investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing stockholders and by New
Investors:

                                                                                    Total
                                                  Shares Purchased           Consideration Paid        Average
                                                 ------------------        ----------------------     Price Per
                                                  Number     Percent        Amount(1)     Percent        Share
                                                 --------     -----        ----------     -------      -------

Existing Stockholders ......................     1,230,000(2) 41.98%       $ 2,501,085(3)  22.73%       $2.03
New Investors ..............................     1,700,000    58.02        $ 8,500,000     77.27        $5.00
                                                  ---------  ------        -----------    ------
        Total ..............................     2,930,000   100.00%       $11,001,085    100.00%
                                                 =========   ======        ===========    ======


--------

(1)  Prior to deduction of costs of issuance.

(2) Includes the 410,000 Escrow Shares. See "Principal Stockholders-- Escrowed Shares."

(3) Includes (i) shares valued at $273,763 issued in exchange for employment services rendered and (ii) shares valued at $1,068,572 issued upon conversion of indebtedness.

     The foregoing tables do not give effect to the exercise of any outstanding options or warrants. To the extent such options or warrants are exercised there will be further dilution to New Investors. See "Capitalization -- Bridge Financing," "Management --Stock Option Plans" and "Description of Securities."

                             SELECTED FINANCIAL DATA

     The selected financial data presented below has been derived from the financial statements of the Company. The financial statements of the Company as at March 31, 1996 and for the years ended March 31, 1995 and 1996, together with the notes thereto and the report of Richard A. Eisner & Company, LLP, independent auditors, are included elsewhere in this Prospectus. The selected financial data as of and for the three-month period ended June 30, 1995 and June 30, 1996 and the period from April 19, 1993 (Commencement of Operations) to June 30, 1996 are derived from the Company's unaudited financial statements. The Company's unaudited financial statements include all adjustments, consisting of only normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending March 31, 1997 or for any other period. The selected financial data set forth below should be read in conjunction with the financial statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                           April 19, 1993                                                             April 19, 1993
                                           (Commencement               Year                      Three Months         (Commencement
                                           of Operations)             Ended                         Ended             of Operations)
                                              Through                March 31,                     June 30,              Through
                                              March 31,     ---------------------------     -----------------------      June 30,
                                                1994            1995            1996          1995          1996           1996
                                            -----------     -----------     -----------     ---------     ---------     -----------
Statement of
  Operations Data:
Net sales ..............................    $   135,887     $    86,486     $   119,412     $  46,453     $    --       $   341,785
Gross (loss) profit ....................       (302,355)       (213,591)       (158,042)        1,997                      (673,988)
Selling, general and
  administrative expenses ..............      1,037,711       1,223,044       1,042,290       201,907       666,220       3,969,265
                                            -----------     -----------     -----------     ---------     ---------     -----------
Operating loss .........................     (1,340,066)     (1,436,635)     (1,200,332)     (199,910)     (666,220)     (4,643,253)
Net (loss) .............................     (1,361,215)     (1,530,061)     (1,228,745)     (211,529)     (790,533)     (4,910,554)
Cumulative dividend on
  preferred stock ......................         25,000          50,000          50,000        12,500        12,500         137,500
                                            -----------     -----------     -----------     ---------     ---------     -----------
Net (loss) attributable to
  common stockholders ..................    $(1,386,215)    $(1,580,061)    $(1,278,745)    $(224,029)    $(803,033)    $(5,048,054)
                                            ===========     ===========     ===========     =========     =========     ===========
Net (loss) per share of
  common stock .........................    $     (2.41)    $     (2.70)    $     (2.02)
                                            ===========     ===========     ===========
Weighted average number
  of common
  shares outstanding ...................        575,519         586,269         632,719
                                            ===========     ===========     ===========
Supplementary pro forma:
  Net (loss) per share
  of common stock (1) ..................    $     (1.69)    $     (1.93)    $     (1.56)    $    (.27)    $    (.98)
                                            ===========     ===========     ===========     =========     =========

  Weighted average number
    of common shares
    outstanding ........................        820,000         820,000         820,000       820,000       820,000
                                            ===========     ===========     ===========     =========     =========


                                                                 March 31,                 June 30,
                                                                   1996                      1996
                                                                ----------                -----------
Balance Sheet Data:
Working capital (deficiency) .............................      $(2,089,725)             $(1,615,548)
Total assets .............................................           20,529                  750,561
Total liabilities ........................................        2,536,739                2,015,025
Deficit accumulated during the development stage..........       (4,375,973)              (5,166,506)
Total stockholders's equity (deficiency)..................       (2,516,210)              (1,264,464)


----------

(1) Gives effect to (i) the Debt Conversion, except for the three months ended June 30, 1996 which already reflects such conversion, (ii) the automatic conversion of the Preferred Stock into Common Stock upon the closing of this Offering, and (iii) issuance of common stock for compensation, and excludes the Escrow Shares.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
General
     The Company is a development stage company organized to develop, design and market value-added packaging and specialty display products. Since its inception, the Company's efforts have been principally devoted to research, development and design of products, marketing activities and raising capital. The Company has had only limited sales, has generated minimal revenues from operations and has incurred substantial operating losses from these activities.

     Most of the Company's sales to date did not involve significant orders and the Company believes that these customers were primarily evaluating the commercial potential of the Company's products. The Company also incurred significant costs associated with such sales in part because a large percentage of finished product was distributed free of charge as samples. The Company's sales efforts have also been adversely affected by periods with no operations, a lack of continuity of management and inadequate capital.

     The following discussion should be read in conjunction with the Selected Financial Data and the Financial Statements and notes thereto included elsewhere in this Prospectus.

Results of Operations

     Three Months Ended June 30, 1995 and 1996. Net sales decreased from approximately $46,000 to zero during the three months ended June 30, 1995 ("1995 Three Months") and June 30, 1996 ("1996 Three Months"), respectively. The Company did not have any sales during the 1996 Three Months primarily as a result of limited staffing and working capital to purchase supplies, as well as a focus by management on completing the Bridge Financing and preparing for this Offering. Gross profit, which includes the costs of items manufactured as well as the cost of samples, was approximately $2,000 in the 1995 Three Months as compared to zero in the 1996 Three Months.

     Selling, general and administrative expenses increased by 235% from approximately $200,000 in the 1995 Three Months to approximately $666,000 in the 1996 Three Months, primarily as a result of non-recurring charges of (i) approximately $386,000 relating to the fair market value of stock options granted by two principal stockholders of the Company to the Company's Chairman, President and Chief Executive Officer and (ii) approximately $235,000 relating to the Bridge Financing and the repayment of the Bridge Notes, including $68,899 for amortization of deferred financing costs, $125,712 for amortization of the value of the Bridge Warrants and $40,000 for accrued interest through June 30, 1996. See "Capitalization -- Bridge Financing," "Certain Transactions" and "Principal Stockholders."

     Net loss  increased  274% from  approximately  $212,000  in the 1995  Three
Months to approximately $791,000 in the 1996 Three Months, as a result of the foregoing factors.

     Fiscal Years Ended March 31, 1995 and 1996. Net sales increased 38% from approximately $86,500 to approximately $119,500 during the fiscal years ended March 31, 1995 ("fiscal 1995") and March 31, 1996 ("fiscal 1996"), respectively. Gross loss, which includes the costs of items manufactured as well as the cost of samples, decreased 26% from approximately $213,600 in fiscal 1995 to approximately $158,000 in fiscal 1996, primarily as a result of the increase in net sales and a decrease in the cost of goods sold which was attributable to a decrease in product given away as samples.

     Selling, general and administrative expenses decreased by 15% from approximately $1,223,000 in fiscal 1995 to approximately $1,042,000 in fiscal 1996, primarily as a result of a decrease in payroll and management resulting from a temporary cessation of operations and a $65,000 financing charge related to the issuance of stock at below fair market value in connection with a $250,000 loan.

     Net loss decreased 20% from approximately $1,530,000, or $2.70 per share, in fiscal 1995 to approximately $1,229,000, or $2.02 per share, in fiscal 1996, as a result of the foregoing factors. Pro forma net loss per share decreased from $1.93 in fiscal 1995 to $1.56 in fiscal 1996.

Liquidity and Capital Resources

     The Company has funded its activities to date through loans from principal stockholders and private placements of equity and debt securities. As of June 30, 1996, the Company had a working capital deficit of approximately $1,615,000. Since its inception, the Company has received working capital loans from the Conversion Investors. In

March 1996, the Conversion Investors agreed to convert, effective on the closing of the Bridge Financing, approximately $980,000 of the Conversion Debt into 361,061 shares of the Company's Common Stock and the remaining $495,000 of the Conversion Debt was exchanged for $495,000 in Bridge Notes and 247,500 Bridge Warrants. See "Capitalization -- Bridge Financing" and "Certain Transactions."



     In April 1996, the Company completed the Bridge Financing which consisted of $1,995,000 principal amount of Bridge Notes bearing interest at an annual rate of 10% and warrants to purchase an aggregate of 997,500 shares of Common Stock. The net proceeds of the Bridge Financing, which were approximately $1,185,000 (net of the $495,000 of exchanged Conversion Debt, for which the Company received no proceeds, $199,500 in commissions and a $59,850 expense allowance paid to the Underwriter, which acted as placement agent, and other expenses of the private placement), have been utilized by the Company for working capital purposes, including general and administrative expenses and expenses associated with this Offering, and the repayment of certain debt. The Company intends to repay the principal and accrued interest on the Bridge Notes with a portion of the proceeds of the Offering. The Company expects to incur, during the quarter in which the closing of this Offering occurs, a non-recurring charge to operations relating to the Bridge Financing and the repayment of the Bridge Notes aggregating approximately $829,739, including $245,451 for amortization of deferred financing costs, $539,288 (or approximately $0.67 per warrant) for amortization of the value of the Bridge Warrants and $45,000 for accrued interest through September 30, 1996. See "Capitalization -- Bridge Financing."



     The Company requires the proceeds of this Offering to implement its business plan, which includes the development and testing of products utilizing the LTI Processed method and sales and marketing activities. At June 30, 1996, the Company had no material capital commitments. However, during the 12-month period following the Offering, the Company is committed to pay approximately $144,000 in compensation to Michael E. Noonan and intends to pay an additional $213,000 to other executive officers. See "Management -- Employment Agreements."

     The Company expects to continue to incur substantial research, development and marketing costs in the future. The Company also expects that general and administrative costs necessary to support manufacturing and the creation of a marketing and sales organization will increase in the future. Accordingly, the Company expects to incur increasing operating losses for the foreseeable future. There can be no assurance that the Company will ever achieve profitable operations.

     In the event of the release of the Escrow Shares, the Company will recognize during the period in which the earnings thresholds are probable of being met or such stock price levels achieved, a substantial non-cash charge to earnings (not deductible for income tax purposes) equal to the fair market value of such shares on the date of their release, which would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. There can be no assurance that the Company will attain the targets which would enable the Escrow Shares to be released from escrow. See "Principal Stockholders."

     The recognition of the potential charges to income described above may have a depressive effect on the market price of the Company's securities.

     At June 30, 1996 the Company had net operating loss carryforwards for Federal income tax purposes of approximately $4,900,000. The net operating loss and credit carryforwards expire from March 2008 through March 2011. See Note I of Notes to Financial Statement. Additionally, the Company's ability to utilize its net operating loss carryforwards may be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code as a result of this Offering.

     The report of the independent auditors on the Company's financial statements as of March 31, 1996 contains an explanatory paragraph regarding an uncertainty with respect to the ability of the Company to continue as a going concern. The Company has had no significant revenue and has incurred an accumulated deficit through June 30, 1996 of approximately $5,167,000. However, the Company believes that upon the completion of the Offering and the receipt of the proceeds therefrom, it will have the necessary liquidity and capital resources to sustain planned operations for the 12 month period following the Offering. In the event that the Company's internal estimates relating to its planned expenditures prove materially inaccurate, the Company may be required to reallocate funds among its planned activities and curtail certain planned expenditures. In any event, the Company anticipates that it will require substantial additional financing after such time. There can be no assurance as to the availability or terms of any required additional financing, when and if needed. In the event that the Company fails to raise any funds it requires, it may be necessary for the Company to significantly curtail its activities or cease operations. See "Use of Proceeds."

                                    BUSINESS
General

     The Company is a development stage company which has been organized to research, develop, design and market value-added packaging and specialty display products which are manufactured using the Company's proprietary processing method ("LTI Processed"). LTI Processed is a procedure by which polyester film is laminated onto single thickness paper ("linerboard") prior to corrugation. The Company believes that the LTI Processed method is the only process currently available in which polyester film can be laminated onto linerboard such that the resulting laminate can withstand the heat and stress of corrugation. This procedure results in a packaging material that the Company believes is physically superior, more attractive and potentially more cost-effective than many currently existing packaging materials such as polystyrene (styrofoam), plastic, metal and certain corrugated cardboard products, including those that are laminated with paper and/or coated after corrugation.


     The LTI Processed method can be utilized to produce a wide variety of packaging products and specialty displays. To date, the Company has produced a number of prototype products, including bakery dessert boxes, coolers, frozen food shippers, point of purchase displays, pizza delivery boxes, medical product/specimen shippers and microwavable food disks used as pie plates and pizza slice trays. The Company believes that these products, together with other potential LTI Processed products, are capable of improving upon existing packaging products by reducing or eliminating certain limitations associated with such products. For example, the Company believes that LTI Processed products may be leakproof, resistant to a variety of solvent and petroleum-based chemicals, thermally insulating, recyclable, stronger and may have a higher bursting strength than conventional corrugated products. The Company also believes that the LTI Processed method permits higher quality printing and results in more attractive packaging than corrugated materials printed with traditional printing processes. Such aesthetic qualities have become more important in recent years as retailers have significantly increased the extent to which they display and sell products in the same packaging in which they were shipped.


     In addition, the Company believes that while LTI Processed material may be more costly to produce than traditional corrugated board, it is generally less expensive than certain other non-corrugated packaging products, including styrofoam, metal and plastic. Moreover, because LTI Processed containers often can be reused, and can be collapsed and stored pending reuse (thereby requiring less storage space than containers made from materials such as styrofoam, metal and plastic), they may be more cost-effective than other packaging materials, including traditional corrugated materials. Based on these potential performance advantages and cost savings, the Company believes that LTI Processed packaging materials may be preferred to many packaging products currently marketed by others.

     Since its inception, the Company has focused primarily on research and development, has had only a limited number of sales and has only recently begun to focus on broader-based marketing. Most of such sales did not involve significant orders and the Company believes that these customers were primarily evaluating the commercial application of LTI Processed products. Moreover, further development of the LTI Processed method may be necessary to satisfy the requirements of specific end-users or strategic partners.


Strategy

     The Company's strategy is to focus principally on (i) designing, developing and marketing value-added, niche LTI Processed products directly to end-users and (ii) leveraging its resources by establishing strategic alliances with vertically integrated corrugators ("converters") for whom the Company intends to supply LTI Processed linerboard for further manufacture and sale by such converters. The principal elements of the Company's strategy are as follows:

     Design, Develop and Market Products Directly. The Company intends to design, develop and market value-added, niche LTI Processed products directly to end-users. The Company believes that this strategy will provide more flexibility to (i) identify quickly certain end-users for whom the physical properties or potential cost-effectiveness of LTI Processed materials may provide a significant advantage over their current packaging or display products and (ii) design specific products that satisfy such end-user's requirements.


     Out-Source   Manufacturing   Activities.   With  the  exception  of  design
activities and certain printing operations, the Company currently intends to out-source substantially all of its manufacturing to existing laminating, corrugating, printing and sheet plant companies with whom the Company expects to establish informal relationships. The Company believes that such out-sourcing may be more cost-effective and will enable it to maintain the flexibility to both accommodate the varied product needs of a wide array of customers and adjust rapidly to developments in the Company's product designs.

     Seek Strategic Alliances for Production and Marketing. The Company intends to seek strategic alliances with vertically integrated converters for whom the Company intends to supply LTI Processed linerboard for further manufacture and sale by such converters. The Company believes that such relationships will enable the Company to more effectively penetrate the national market and persuade larger end-users of the value of LTI Processed products without disrupting existing supplier relationships. The Company expects that such alliances, if entered into, would involve the purchase by such converters of LTI Processed linerboard (either printed or unprinted) from the Company and the completion (i.e., die-cutting and printing, if necessary) and sale of finished products by such converters.

     Licensing of LTI Processed Technology. The Company may in the future also seek to license its LTI Processed technology to manufacturers who would produce LTI Processed linerboard and finished products independently. Such licensing agreements might provide for up-front licensing fees and/or royalty payments.


Industry Background
     The corrugated packaging industry is divided into three basic groups: integrated converters, non-integrated converters and sheet plants. Integrated converters are the largest manufacturers and grow and harvest their own timber and process it in high volume into large, pre-sized linerboard rolls in various basic grades. Linerboard produced for in-house corrugation is then moved to corrugating lines where it is processed, cut and printed if desired. Integrated converters are extremely competitive and focus primarily on high speed, high volume manufacture of commodity-type paper and packaging products with low profit margins. Accordingly, they generally avoid production of value-added products which typically require costlier materials, more manual labor, interruptions in production and have shorter manufacturing runs. Integrated converters have the advantage of being largely self-sufficient for supplies of raw materials and can guarantee continuity of production and thus compete with value-added products largely by providing basic corrugated packaging at low prices.

     Non-integrated corrugating converters do not produce their own linerboard but purchase linerboard roll-stock and corrugate it into sheets from which finished packaging and other products are produced, either by them or by sheet plants. Non-integrated converters generally compete on a smaller scale, are regional in scope, focus their operations on shorter runs and produce more value-added products than integrated converters.

     Sheet plants do not produce or corrugate rolls of linerboard but rather purchase finished corrugated sheets from converters and then design, cut, customize and process these sheets into finished packaging, displays and other specialty items, including post-corrugation laminated products such as point-of-purchase displays. Sheet plants generally market to local or regional end-users who require higher cost, special design or value-added packaging and have shorter run needs.


Product Background

     Since the late 1960s, the corrugating industry has focused its technological research and development largely on generating faster and more efficient production of basic corrugated products through the use of high speed corrugation, die-cutting and processing equipment designed to reduce labor costs. Few advances have been made in the design or construction of the actual corrugated packaging materials. The Company believes that there is a market for corrugated products with physical properties such as insulation, improved strength, resistance to chafing of the package surface, reduced abrasion of packaged products, resistance to water and other liquids and improved graphics, print resolution and gloss finishes. However, although film-on-film and film-on-paper laminates exist for items such as snack-food bags and specialty products, the Company believes that there currently exists no other corrugated film laminates that can withstand the heat, pressure and stress of corrugation.

     There currently exist certain alternative methods for producing value-added corrugated products. For example, wax and other chemical coatings allow corrugated board to be water resistant and scuff and abrasion resistant. However, wax and chemical coatings are often absorbed by the linerboard over time, thereby affecting its structural integrity. Increased bursting strength can be achieved by increasing the weight of the linerboard or through "double wall" and "triple wall" construction in which two or three layers of corrugating "flutes" are sandwiched between layers of linerboard, creating a bulkier material which is difficult to bend. To the extent that packaging is required which exceeds the capabilities of traditional corrugated boards, other materials such as styrofoam, metal and plastic can be used. However, in addition to limited physical advantages, many currently available value-added corrugated products are often not purchased by national end-users because they are typically manufactured by non-integrated converters whose focus is more regional.

     The most advanced printing method currently available for high volume production of corrugated material is pre-printing on linerboard before corrugating. Pre-printed linerboard is produced in roll form and then corrugated into sheets. This type of printing has certain problems associated with it such as chafing of the exposed printed surface and cracking along the "score line" (a crease placed into a product to allow easy bending). Additionally, because this process entails printing on a porous, exposed surface, it requires more ink to be used and thus allows somewhat limited graphics quality and gloss capabilities. Pre-printing on linerboard also typically requires that higher quality, and therefore more expensive, linerboard be used.

     An alternative printing method, litho-laminating, involves the lamination of lithographically printed paper (lithographic printing produces a higher quality image and is commonly referred to as offset printing) onto already corrugated rigid sheets. Both the lithographic printing and the handling of the rigid corrugated sheets are relatively slow and labor intensive and thus more costly, but are generally required for items which demand the most advanced graphics available such as point-of-purchase displays. Litho-laminated products also suffer from the problems of chafing of the printed surface and cracking along the score lines because the printed surface is exposed.


LTI Processed

     The Company believes that the application of the LTI Processed method, which is a proprietary process involving the lamination of polyester film onto linerboard before corrugation, results in a corrugated packaging and display product that is physically superior, more attractive and potentially more cost-effective than traditional corrugated products and certain non-corrugated packaging products, including styrofoam, metal and plastic. The Company believes that the LTI Processed method is the only currently available procedure that permits the lamination of linerboard prior to corrugation.

     The corrugating process entails using stream, heat and pressure to mold paper into the interior flutes of the corrugated board and these flutes are then sandwiched between two layers of linerboard using a starch bonding agent and the further application of heat and pressure. The stress inherent in the corrugating process can cause improperly laminated film to distort, shrink, melt, burn or delaminate over time and can cause improper bonding agents to bubble or crystallize. The Company believes that the LTI Processed method avoids these problems by utilizing a proprietary combination or combinations of film, linerboard and polymer bonding agents and by laminating using proprietary laminating techniques. The Company believes that, with the proper direction by the Company's personnel, independent companies possessing the proper machinery can produce LTI Processed products with little or no modification of existing equipment and with only minor interruption in production and thus with minimal added cost. The resulting laminate can then be corrugated using traditional methods and virtually no modification of existing machinery, thereby permitting high volume production of LTI Processed corrugated material.

     The Company believes that the LTI Processed laminate provides a protective barrier allowing corrugated board to be leakproof and resistant to a variety of solvents, paints, petroleum-based products and other chemicals for extended periods of time. The Company also believes that this film allows corrugated board to be more thermally insulating than traditional corrugated material of the same thickness and may allow its insulating properties to be comparable to other materials such as styrofoam while being thinner, collapsible and more printable. The Company believes that this film allows the board to have a higher bursting strength (bursting strength refers to the ability of the board surface to withstand pressure before tearing) than traditional corrugated board. LTI Processed materials may also be recyclable, a significant advantage over styrofoam, which may pose certain environmental hazards and has been restricted in certain areas, including the European Union. Notwithstanding the above, the Company currently has no independent laboratory studies or test results to verify its claims as to the physical properties of LTI Processed materials.

     The Company believes that the LTI Processed method can also significantly improve on the ability to print corrugated board, especially for high volume production orders. The Company expects that high volume printing of LTI Processed materials will be done in one of two ways, either by reverse-printing the polyester film before laminating and corrugating or by printing onto linerboard before laminating and corrugating. Both of these methods afford higher quality, more durable graphics than is possible on traditional corrugated material while maintaining the economies of scale not possible with litho-lamination.

     Reverse printing the polyester film ("reverse printing") before laminating produces the highest quality image because the smooth surface of the film allows extremely detailed, high resolution printing using minimal quantities of ink. Laminating polyester film onto pre-printed linerboard ("pre-printing") also allows high quality, high resolution and more detailed images because the layer of film protects the printed surface and, again, allows less ink to be used. However, the quality of the images are somewhat diminished relative to reverse printing due to the porous nature of the linerboard. Pre-printing is used when the width of the product to be printed exceeds the width of film printers which are generally used for items such as snack-food bags and are generally not designed for larger dimension printing. Both of these methods have high gloss capabilities and are expected to solve the chafing and cracking problems associated with traditional printing methods because the printed surface is protected by the external layer of film. These processes can reduce the cost of high quality printing on corrugated products by effectively integrating printing into the corrugator's high-speed, high-volume production lines. Moreover, in either case, there is no need for the corrugator to utilize higher quality linerboard as is the case with traditional corrugated printing processes. Because these processes require printing in advance of corrugation and thus the timely coordination of the entire production process, the Company expects to utilize these methods only for high volume orders.

     For smaller orders, which are expected to constitute most of the Company's business for the foreseeable future, the Company expects to "screen print" after corrugation onto previously laminated board. Screen printing entails applying ink to the film surface of the corrugated board using a silk-screen type process. While this process can be more expensive than reverse printing and pre-printing and suffers some of the scuffing problems associated with exterior surface printing, the Company uses particular inks which allow a superior bond of the ink to the film, thereby minimizing scuffing. Additionally, screen printing allows more ink to be used to attain greater opacity and a glossy finish while the particular screen printing technique maintains high quality resolution. The Company believes that this market is currently being supplied largely by litho-laminated products. See "-- Product Background."


Product Development

     The Company believes that the LTI Processed method can be utilized to produce a wide variety of packaging products and specialty displays. For example, the Company believes that LTI Processed may be utilized to produce reusable containers for the large scale delivery of cold, frozen and fresh food which is now frequently shipped in single-use cardboard boxes, as well as for packaging for specialty and mail-order fresh foods, replacing bulky styrofoam and plastic containers which are expensive to produce and ship. The Company believes LTI Processed products can be used as an alternative to styrofoam coolers and it has produced waterproof, reusable, collapsible and printable beer, wine and soft drink coolers and containers. The Company has also produced insulated catering and pizza delivery boxes and believes that LTI Processed can produce improved alternatives to corrugated products currently used in these industries. LTI Processed products may also have applications for the shipment of items with delicate finishes, and where the use of styrofoam has been curtailed (for example, in the case of products shipped to the European Union). LTI Processed products may also be employed in the medical industry for packaging difficult to handle and contaminated items and for containers for paints, solvents and chemicals which are currently stored in metal cans.



     The Company has targeted the prepared desserts segment of the wholesale bakery industry as an initial market and has developed a line of LTI Processed bakery products that it believes are physically superior and more cost effective than alternative products currently used in the industry. The Company continues to design, develop and test alternative packaging designs and products targeted at other industries. Because the exact specifications of the LTI Processed material can vary significantly depending on the use to which the product is put, the Company must continually test sample products designed for specific end use applications.


Sales and Marketing


     The Company's sales force currently consists of two salespersons. The Company intends to hire approximately two additional salespersons in the near term and may hire up to three additional salespersons. The Company may also determine to utilize the services of independent sales representatives. See "-- Employees." The sales force is under the direction of J. Scott Stewart, Senior Vice President -- Marketing/Sales.

     The Company anticipates that its principal customers will be end-users of LTI Processed finished products and converters who may purchase LTI Processed linerboard for further production and sale to their customers. The Company believes that converters, particularly large, integrated converters, will enable the Company to more effectively penetrate the national market, while direct sales to end-users will enable the Company to identify and design particular niche products that may provide a significant advantage over alternative packaging or display products. To the extent that the Company enters into relationships with converters, the Company will be dependent to a large degree upon such converters to market products incorporating LTI Processed technology, and the success of any such relationships will depend in part upon the converter's own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed or marketed by such converters. To date, the Company has not entered into any marketing arrangements with any converter, and the Company anticipates that such arrangements, if any, will become more likely only if the Company is able to effectively penetrate the direct sales market.


     The Company believes that much of the corrugated packaging industry is characterized by long-standing business relationships between manufacturers and end-users. In addition, the Company will need to convince potential customers currently utilizing non-corrugated packaging products of the relative advantages of LTI Processed products. As a result, the Company may encounter significant resistance in its marketing efforts and expects that it will be required to some extent to educate the market regarding LTI Processed products. Moreover, the Company anticipates that it will be required in certain cases to design and produce at its own expense prototype products prior to consummating a sale, which activities could have an adverse effect on the Company's results of operations.

Manufacturing

     The Company does not intend to directly manufacture either LTI Processed roll-stock or finished products. Instead, the Company expects to contract for manufacture with outside laminators, corrugators and sheet plants with whom the Company expects to establish informal relationships. However, the Company may, in the future, consider performing some or all of the manufacturing processes if it believes it is appropriate under the circumstances. The Company has no experience in manufacturing products on a commercial scale and does not have the resources to directly manufacture on a commercial scale any of its products. In the event the Company decides to engage in any manufacturing activities, the Company will require substantial additional funds and will be required to hire and train significant additional personnel.

     LTI Processed polyester film can be laminated either on laminating machines which are currently used largely for film-on-film lamination, or on coating machines which currently coat single-ply cardboard with polyethylene and other coatings for finishes such as those on cereal boxes. The Company believes that, with the proper direction by the Company's personnel, independent companies possessing the proper laminating or coating machinery can produce LTI Processed with little or no modification of existing equipment and with only minor interruption in production and thus with minimal added cost. The Company believes that there are a sufficient number of laminators and coaters both locally and nationally to fill the Company's production needs. However, there can be no assurance that the Company will be able to procure these services on terms acceptable to the Company.

     The Company intends to out-source the corrugation of LTI Processed roll-stock with corrugators with whom the Company expects to establish informal relationships. See "-- Strategy." The Company believes that the corrugation of LTI Processed roll-stock requires little oversight by the Company, that no modification of existing machinery is required and that corrugators are widely available. However the Company will be dependent on these corrugators for production and there can be no assurance that these corrugators will continue to fill the Company's production needs or, if they cease to do so, that the Company would be able to secure adequate production on terms acceptable to the Company.

     After corrugation, sheets of LTI Processed board will typically be stored as inventory on the Company's premises to await specific orders. To fill smaller customer orders, this inventory can be die-cut and printed if necessary by sheet plants and made into final products. On larger orders for printed products, the Company expects to laminate onto pre-printed linerboard or laminate with reverse-printed film and thus run printed roll-stock through the corrugating process, allowing higher volume and faster and less expensive production.
See"-- LTI Processed."

Competition

     Competition in the corrugated and packaging industries is intense and based significantly on price. Moreover, certain aspects of the Company's business, including printing, are characterized by rapidly evolving technology that could result in the technological obsolescence of processes utilized by the Company. The Company competes with many corrugating firms and manufacturers of other packaging products, including those made of styrofoam, metal and plastic. Most of the Company's competitors have substantially greater financial, technical and human resources than the Company and may be better equipped to develop, manufacture and market products. These companies also compete with the Company in recruiting and retaining highly qualified personnel and consultants.

     Additionally, there are both corrugated and other packaging and display materials available which can provide some or all of the physical characteristics of LTI Processed products as well as high quality aesthetics and which directly compete with the Company's products. Major corrugating and integrated converters produce large quantities of corrugated products with wax and other coatings which are water resistant and can be used, for example, to pack wet and frozen foods for extended periods and to reduce abrasion of items with delicate finishes. The Company will face intense competition from these manufacturers to the extent that these products present viable alternatives to LTI Processed products. These products may remain attractive to many end-users as they can be lower priced and end-users will not have to incur the potential cost of interrupting product lines and supply sources to accommodate different packaging from a new company. The Company intends to compete with such manufacturers by offering a product that can be more expensive but which the Company believes will be of higher quality, and in many circumstances, more cost efficient in the long term. Additionally, the Company will face competition from non-integrated converters who supply corrugated products that are laminated with high quality, lithographically printed paper. While the Company believes that these products do not have the physical properties of LTI Processed and offer little price advantage over LTI Processed, they will effectively compete with the Company's products in the market for quality printed products.

     The Company also expects to encounter significant competition as it seeks to enter markets for other forms of value-added packaging and products such as styrofoam, metal and plastic. Given the fact that the physical properties of these other materials have been long established, that end-users are accustomed to using these materials and that manufacturers have massive national and international production and marketing efforts as well as sophisticated and well developed product lines, the Company will need to persuade end-users of the value of an entirely new material and product design which is purchased from a new supplier. There can be no assurance that such efforts will be successful. Moreover, there can be no assurance that other companies will not develop products which are superior to the Company's or which achieve greater market penetration.

Patents and Proprietary Rights

     The Company's success will depend in part on its ability to obtain patent protection for its products, both in the United States and abroad. On December 9, 1988, Michael Olvey, Sr., the inventor of the LTI Processed method and a founder and former President of the Company filed a patent application with the U.S. Patent and Trademark Office (the "U.S. Patent Office") covering the Company's LTI Processed technology. On March 15, 1990, the U.S. Patent Office rejected the claims of the Company's patent application as being too broad in light of prior art. On April 19, 1993, Mr. Olvey assigned all rights to this patent application to the Company. The Company expects to submit a modification of its original application after the completion of this Offering.

     There can be no assurance that any patent applications filed by or on behalf of the Company will result in patents being issued, that patents, if any, issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide any significant competitive advantage to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products or technologies or, if patents are issued to the Company, will not design around such patents.

     The Company's potential products may conflict with patents which have been or may be granted to competitors or others. In particular, the Company is aware of a patent issued to Adolph Coors Company that relates to certain processes by which film, including polyester film, is reverse-printed and laminated onto linerboard. Such patent may affect the ability of the Company to obtain patent protection for some or all of the claims included in its patent application. Moreover, there can be no assurance that any application of the Company's technology will not infringe the Coors patent or any other patents or proprietary rights of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin manufacturing and marketing of the Company's products. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, it could consume a substantial portion of the Company's time and resources. Moreover, the non-approval of the Company's patent application or the invalidation of any patent that may be issued to the Company would likely have a material adverse effect on the Company.

     The Company also relies on trade secret protection for its confidential and proprietary information. However, trade secrets are difficult to protect and there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or disclose such technology, or that the Company can meaningfully protect its rights to unpatented trade secrets.

     The Company intends to protect its proprietary technology through the use of licensing, exclusivity and non-disclosure agreements with the laminators, corrugators, converters and printers with which it may establish strategic alliances and production relationships. The Company also requires that certain of its employees and consultants execute a confidentiality agreement upon the commencement of an employment or consulting relationship with the Company. The agreements generally provide that trade secrets and all inventions conceived by the individual and all confidential information developed or made known to the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in specified circumstances. There can be no assurance, however, that
these   agreements  will  provide   meaningful
protection for the Company's proprietary information in the event of unauthorized use or disclosure of such information.

Suppliers

     The Company is dependent on the suppliers of the raw materials used to produce LTI Processed products, including polyester film and linerboard. The corrugating industry periodically suffers shortages of linerboard. These shortages more seriously affect non-vertically integrated corrugating converters (those that do not own their own timber and produce their own roll-stock) by raising prices and forcing customers of corrugated board to purchase from integrated converters. To the extent that the Company intends to utilize non-integrated converters for the production of LTI Processed packaging, a shortage-induced price increase could raise the price of such LTI Processed materials beyond its value margin, causing end-users to seek integrated suppliers which may not use the Company's products. Although the Company's requirements for linerboard have to date been limited, the Company has relied, and will likely continue to rely, upon Ludlow Corporation as a principal supplier of linerboard.

     In the absence of a shortage, the Company believes that there are numerous sources of supply of its raw materials. However, should the Company be unable to obtain an adequate supply of necessary raw materials, the Company's ability to continue to manufacture products in accordance with its business plan would be adversely affected.

Government Regulation

     To the extent that LTI Processed is used in the food service and packaging industries, the Company will be required to ensure that its products meet federal Food and Drug Administration (the "FDA") regulations regarding materials used in contact with food. The Company believes that both the polyester film and the bonding agents used in LTI Processed products will be in compliance with approved food additive regulations permitting the types of food contact use contemplated by the Company. However, there can be no assurance that the Company's use of the materials included in its products will not require separate FDA approval. Obtaining FDA approval has historically been a costly and time-consuming process. The Company may also need to seek regulatory approval from foreign governments for the use of LTI Processed products shipped to those countries. For example, the European Union has strict regulations as to the disposability and recyclability of imported packaging and paper products. There can be no assurance that such foreign regulations will not restrict or preclude the Company from engaging in activities in such countries, which could have a material adverse effect on the Company. The failure to obtain any required regulatory approvals could have a material adverse effect on the Company.

Employees


     The Company currently has six full-time employees, three of whom are dedicated solely to marketing and two of whom are dedicated to both marketing and operations, and one part-time employee. The Company also has consulting agreements with certain individuals such as the Company's founder and inventor of the LTI Processed proprietary technology, as well as certain former employees and officers of the Company. The Company intends to hire approximately two additional salespersons in the near term and may hire up to three additional salespersons. The Company may also determine to utilize the services of independent sales representatives. The Company's future success depends in significant part upon the continued service of its executive officers and its ability to attract and retain highly qualified sales and marketing and managerial personnel. Competition for such personnel is intense and there can be no assurance that the Company can retain its key employees or that it can attract, assimilate or retain other highly qualified sales and marketing and managerial personnel in the future. None of the Company's employees is represented by a labor union and the Company believes its relations with its employees are satisfactory.


Properties

     The Company currently leases approximately 1,000 square feet of office space for its executive offices pursuant to an oral agreement that provides for an indefinite term and monthly rent of $1,575. The Company anticipates that such executive office space will be sufficient for approximately six months, at which time the Company intends to secure additional executive office space. The Company is also engaged in discussions with several converters that may sublet certain warehouse space to the Company in exchange for rental payments and/or the opportunity to provide converting services to the Company, although the Company has not entered into any definitive agreements. The Company believes that adequate space is currently available in the Atlanta area.

Legal Proceedings

     The Company is not involved in any material legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth the names, ages and positions of the executive officers and directors of the Company.


                Name                                Age                Position
                -----                              ----                 -------

      Michael E. Noonan .......................     55     Chairman of the Board of  Directors, President,
                                                             Chief  Executive Officer and Director

      Jerry A. Ross............................     47     Chief Financial Officer

      Robert L. Dover..........................     61     Senior Vice President -- Marketing/Operations,
                                                             Secretary and Director

      J. Scott Stewart.........................     43     Senior Vice President -- Marketing/Sales

      Ronald L. Christensen....................     59     Director

      Jerome I. Gellman........................     67     Director

      Leonard Toboroff.........................     63     Director

      William J. Warren........................     57     Director



     MICHAEL E. NOONAN was appointed Chairman of the Board, President and Chief Executive Officer on February 1, 1996. From 1994 to February 1, 1996, Mr. Noonan was self-employed as a business consultant. From 1989 to 1994, Mr. Noonan was the Chief Executive Officer, President and sole shareholder of Winning Image, Inc, an apparel marketing and manufacturing firm which was sold to Terry Manufacturing Co. From 1986 to 1989, Mr. Noonan was a Senior Vice President of Domestic and North American Operations at the Mead Packaging Division of Mead Corporation.

     JERRY A. ROSS has been the part-time Chief Financial Officer of the Company since June 15, 1996. Mr. Ross has also served as the Chief Financial Officer of Warranty Corporation of America, an administrator of extended service contracts, since June 1996. Mr. Ross intends to devote approximately one-half of his business time to the Company. From December 1994 to May 1996, Mr. Ross was Vice President and Chief Financial Officer of Allied Foods, Inc., a manufacturer of canned pet foods and, from December 1993 to November 1994, he was Vice President of Finance of Daystar Digital, Inc., a manufacturer of accelerators and digital imaging hardware and software for Apple/Macintosh computers. From February 1992 to November 1993, he was Chief Financial Officer and Director of Operations of Klikok Corporation, an international manufacturer of packaging machinery. From 1975 to January 1992, Mr. Ross was a senior manager of the audit, accounting and Financial Consulting Services of Arthur Andersen & Co. in Atlanta, Georgia. Mr. Ross is a Certified Public Accountant and received a Masters Degree in Professional Accountancy from Georgia State University in 1975.

     ROBERT L. DOVER has been the Senior Vice President -- Marketing/Operations, Secretary and a director of the Company since May 1996. From 1966 to April 1995, Mr. Dover was an executive of Mead Packaging Division of Mead Corporation in Atlanta, Georgia working in the capacity of Director of Marketing and Technological Planning, Environmental Technology, Marketing and Sales, for the Food Industry, Marketing for the Soft Drink Industry, Film Systems, Market Research and Machinery Systems Development. From May 1995 to May 1996, Mr. Dover was an independent consultant. Mr. Dover graduated with a Masters of Science Degree in Industrial Management from the Georgia Institute of Technology.

     J. SCOTT STEWART has been Senior Vice President -- Marketing/Sales of the Company since May 1996. From 1992 to 1996, Mr. Stewart was co-founder and a sales representative for Simmons Survey, a company involved in leak detection for underground fuel tanks. From 1981 to 1992, Mr. Stewart worked for the Royston Division of AWH Corporation in Winston-Salem North Carolina as a Vice President of the Contract Business Division and of Corporate Marketing. Mr. Stewart graduated with a Masters Degree in Business Administration from Emory University in 1977, and with a Bachelor's Degree in Industrial Management from the Georgia Institute of Technology in 1975.


     RONALD L. CHRISTENSEN has been a director of the Company since March 1996. From 1993 to the present, Mr. Christensen has served as President and Chief Executive Officer of PrinTech Label Corporation, a printing and converting firm. Since 1983 he has also served as president of Adrienne Associates, a consulting services company to the printing and pressure sensitive materials industry. Mr. Christensen graduated from Georgia Institute of Technology in 1960 with a Bachelor's Degree in Chemical Engineering.

     JEROME I. GELLMAN has been a director of the Company since July 1996. From 1988 to the present, Mr. Gellman has been counsel to the law firm of Cowan, Liebowitz & Latman. Mr. Gellman has also served as a director of Tyco Toys, Inc., a publicly-traded toy company, since 1987.


     LEONARD TOBOROFF has been a director of the Company since July 1996. Mr. Toboroff has also served as Vice President and a director of Riddell Sports Inc., a manufacturer and distributor of sporting goods, since April 1988 and Vice President and Vice-Chairman of the Board of Allis-Chalmers Corp. since May 1989. Mr. Toboroff has been a practicing attorney since 1961 and has served as
(i) a director of American Bakeries Company since August 1987, (ii) a director of Banner Aerospace, Inc., a supplier of aircraft parts, since September 1992,
(iii) a director of ANMR Corp., a manufacturer of medical diagnostic equipment, since September 1992 and (iv) Chairman of the Board of Saratoga Springs Beverage Co. since December 1995.

     WILLIAM J. WARREN has been a director of the Company since March 1996. Mr. Warren founded Mar-Lyn Container Corp., a sheet converter, in 1967 and is the president and a majority shareholder of Mar-Lyn. Mr. Warren graduated from the University of California in 1961 with a Bachelor's Degree in Industrial Management.


     Directors serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Management -- Employment Agreements."

     The Company has agreed, if requested by the Underwriter, to nominate a designee of the Underwriter to the Company's Board of Directors for a period of five years after the date of this Prospectus. See "Underwriting."

     The Board of Directors' intends to establish an Audit Committee which will review, with the Company's independent auditors, the results and scope of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee will make annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.


Executive Compensation

     The following Summary Compensation Table sets forth the compensation earned by Michael E. Noonan, the Company's Chief Executive Officer, and by Joseph Neely, the Company's former Chief Executive Officer, for the fiscal year ended March 31, 1996 (the "named executive officers").

                           Summary Compensation Table


                                                                      Annual Compensation
                                                -----------------------------------------------------------------
Compensation Name                                                                 Other Annual      Long-Term
 and Principal Position                         Year      Salary         Bonus    Compensation  Awards/Options(3)
--------------------                            ----   ------------     ------    ------------- -----------------
Michael E. Noonan ..........................    1996     $ 72,000(1)        --         --               --
Joseph Neely ...............................    1996      107,500(2)        --      20,000              --


--------------

(1) Represents amounts accrued in the fiscal year ended March 31, 1996 and includes $60,000 payable pursuant to a consulting arrangement prior to March 31, 1996.

(2) Includes $42,500 accrued in the fiscal year ended March 31, 1996 and paid in April 1996.

(3) No options were granted prior to the end of the fiscal year ended March 31, 1996.

Employment and Consulting Agreements

     In July 1996, the Company entered into a one year employment agreement with Michael E. Noonan, Chairman and Chief Executive Officer of the Company. The agreement provides for an annual base salary of $144,000 per year and is automatically renewable for successive one year terms unless either party gives six months' notice to the other. The Company may terminate the agreement without cause and, upon such termination, Mr. Noonan will be entitled to receive his base salary for a period of one year (subject to a 50% offset during the second six months for salary received from subsequent employment). In addition, if the Company exercises its right not to renew the agreement, Mr. Noonan will be entitled to six months of severance pay. The agreement contains confidentiality and non-competition provisions.

     In December 1995, the Company entered into a one-year consulting agreement with Michael W. Olvey, Sr., a founder, a former President and director of the Company and a stockholder of the Company. The agreement provides for annual payments of $60,000 and for a $60,000 bonus upon the issuance of a patent under the Company's current patent application. The bonus is increased to $100,000 upon the issuance of multiple patents under the current patent application.

     The Company has agreed with the Underwriter that, notwithstanding the provisions of the foregoing agreements, the compensation of the Company's executive officers will not increase from current levels for a period of 13 months after the closing of the Offering.


Director Compensation

     Non-employee directors of the Company are entitled to compensation of $500 for each Board of Directors meeting attended and are reimbursed for expenses actually incurred in connection with such meeting. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor. In addition, directors are entitled to receive Director Options pursuant to the Company's 1996 Stock Option Plan. See "--Stock Options."


Stock Options

     General. In March 1996, the Board of Directors adopted and the Company's stockholders approved the Amended and Restated 1996 Stock Option Plan (the "Plan"), which provides for the grant by the Company of options to purchase up to an aggregate of 250,000 shares of the Company's authorized but unissued Common Stock. Pursuant to the Plan, employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or options that do not qualify as incentive options ("non-qualified options"). The Plan, which expires in March 2006, will be administered by the Board of Directors or a committee of the Board of Directors, provided, however, that with respect to "officers" and "directors," as such terms are defined for the purposes of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities
Exchange Act of 1934 (the "Exchange Act"), such committee shall consist of "disinterested" directors as defined in Rule 16b-3, but only if at least two directors meet the criteria of "disinterested" directors as defined in Rule 16b-3. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participation the ownership of the Company, and the criteria to be utilized by the Board of Directors or the committee in granting options pursuant to the Plan will be consistent with these purposes. The Plan provides for automatic grants of options to certain directors in the manner set forth below.

     Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No option may be granted under the Plan after March 2006.


     Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. As of June 30, 1996, the number of employees, officers and directors of the Company eligible to receive grants under the Plan was eleven persons. The number of consultants and advisors to the Company eligible to receive grants under the Plan is not determinable. An optionee may be granted more than one option under the Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan.

     Under the Plan, the optionee has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option until such shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

     The Board of Directors may amend or terminate the Plan except that stockholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan (unless adjusted to reflect such changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

     Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of non-qualified options if granted under the terms set forth in the Plan. Upon exercise of a non-qualified option, the excess of the fair market value of the shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by the Company as compensation for Federal income tax purposes, if Federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) of the Exchange Act of (i.e., is an executive officer, director or 10% stockholder of the Company) then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report such income currently without regard to such restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.

     Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

     If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

     At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one year.

     The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Plan. For instance, the treatment of options under state and local tax laws, which is not described above, may differ from the treatment for Federal income tax purposes.


     To date, options to purchase 190,000 shares of Common Stock at exercise prices of $4.00 and $5.00 per share have been granted under the Plan (including 40,000 options to be granted on the date of this Prospectus).


     Directors' Options. The provisions of the Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company will be granted a Director Option to purchase 10,000 shares of Common Stock on the date of this Prospectus at a per share exercise price equal to the initial public offering price of the Units. Future Eligible Directors will be granted a Director Option to purchase 10,000 shares of Common Stock on the date that such person is first elected or appointed a director. Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending March 31, 1997, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant, except for directors who receive incentive options and who own more than 10% of the voting power, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant. Director Options are exercisable in four equal annual installments, commencing six months from the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.


Limitation of Liability and Indemnification Matters

     The Company's Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company believes that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief of recision.

     The Company intends to enter into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and officers after the Offering. Each such Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification will be available if the indemnitee acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements will also require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement will permit the director or officer that is party thereto to bring suit to seek recovery or amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.

     The Company's By-laws provide that the Company shall indemnify its directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law, and the Company shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Company would have the power to indemnify such person against the liability. The Company has not currently purchased any such insurance policy on behalf on any of its directors, officers, employees or agents.

                              CERTAIN TRANSACTIONS


     D.H. Blair Capital Corp. beneficially owns an aggregate of 26.25% of the outstanding shares of Common Stock before this Offering, including (i) 138,365 shares of Common Stock originally issued in April 1993 for $2.71 per share and
(ii) 184,486 shares of Common Stock issuable upon the automatic conversion, upon the closing of this Offering, of 250,000 shares of Series A Preferred Stock which were originally issued in September 1993 for $2.00 per share. Upon the conversion of the Series A Preferred Stock, the Company will pay to D.H. Blair Capital Corp. approximately $150,000, representing the accumulated dividends on the Series A Preferred Stock. The sole stockholder of D.H. Blair Capital Corp. is J. Morton Davis, the sole stockholder of the Underwriter. In September 1993, the Underwriter loaned $30,000 to the Company and in March 1994, the Underwriter loaned an additional $100,000 to the Company, each of which loans bore interest at 10% per annum. The principal amount of all of such indebtedness was repaid in April 1996 and accrued interest of approximately $30,000 was repaid in August 1996. In March 1994, the Company issued warrants to purchase 36,897 shares of Common Stock of the Company to the Underwriter in consideration of the extension of the loan by the Underwriter. The Underwriter also acted as Placement Agent for the Bridge Financing in April and May 1996. See "Underwriting" for a description of the compensation received by the Underwriter in connection with the Bridge Financing.



     In April 1996, Steve Gorlin and TransMillennial Resource Corporation ("TMR"), each principal stockholders of the Company, granted to Michael E. Noonan, Chairman, President and Chief Executive Officer of the Company, options to purchase an aggregate of 91,319 and 25,027 shares, respectively, of Common Stock owned by Mr. Gorlin and TMR. The options are exercisable at $0.68 per share and expire ten years from the date of grant. All of the TMR options and 13,755 of the Gorlin options are immediately exercisable, and the remaining 77,564 options are exercisable in approximately equal annual installments in
April 1997 and April 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The Company has granted Mr. Noonan demand and piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of these options. See "Description of Securities -- Registration Rights."

     On August 26, 1994, the stockolders of the Company ratified a preliminary agreement (the "Memorandum of Understanding") with TMR. Charles Broes, the President and a principl stockholder of TMR, served as the President and Chief Executive Officer of the Company from August 1994 to March 1995 and a director of the Company from August 1994 to February 1996. Pursuant to the Memorandum of Understanding, TMR agreed to provide certain management, financing and marketing services to the Company for fees to be established at a later date and the issuance of certain warrants contingent upon TMR securing certain financing for the Company within six months. On September 1, 1994, the Company entered into an Outsourcing Agreement with TMR (the "TMR Outsourcing Agreement") pursuant to which the Company agreed to pay TMR $20,000 a month for its management services. On September 1, 1994, the Company also entered into an Outsourcing Agreement with Revenue Process Development, Inc. ("RPD"), a subsidiary of TMR (the "RPD Outsourcing Agreement"), pursuant to which RPD would act as exclusive marketing and sales agent for the Company in exchange for the greater of 20% of gross sales or RPD's actual costs. On February 2, 1995, the Company agreed with TMR to amend the Memorandum of Understanding (the "Amendment") and extend the term of the agreement to ten months, to increase TMR's fees to $22,000 a month, payable, along with TMR's expenses, in the form of 10% convertible debentures of the Company and to cancel the RPD Outsourcing Agreement. On June 7, 1995, TMR informed the Company via letter that it was unable to secure the financing called for under the Memorandum of Understanding. Accordingly, as per its terms, the Memorandum of Understanding expired on June 30, 1995 and the Company was obligated only for fees and expenses due to TMR through such date and no warrants were issued or issuable to TMR.

     On July 1, 1995, the Company sold certain assets to TMR at book value for $54,279 in exchange for a reduction in the Company's indebtedness to TMR. As of December 31, 1995, TMR sold certain of these assets to third parties for an aggregate of $43,750, which amount was collected by the Company and resulted in an increase in the Company's indebtedness to TMR. This indebtedness was included in the indebtedness that was converted to equity in April 1996, as described below. In July 1995, the Company purchased all of the outstanding stock of RPD from TMR for $2,000.

     In April 1996, pursuant to an agreement dated March 21, 1996, TMR contributed to the capital of the Company $307,457 of indebtedness owed by the Company to TMR for management services, expenses and other indebtedness under the Memorandum of Understanding and the TMR Outsourcing Agreement and converted the remaining $428,346 of Company indebtedness into 158,048 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness. In April 1996, pursuant to additional debt conversion agreements dated March 21, 1996 (the "Debt Conversion Agreements"), the Conversion Investors also converted an aggregate of $550,210 of indebtedness of the Company into 203,013 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness.


     In April 1996, Donald B. Sallee, a principal stockholder of the Company, and other debtholders of the Company converted an aggregate of $495,000 principal amount of indebtedness of the Company into an aggregate of $495,000 in principal amount of Bridge Notes and 247,500 Bridge Warrants. The Company agreed to pay the accrued interest on the indebtedness in cash. See "Capitalization -- Bridge Financing." The principal amount of the Bridge Notes and interest thereon at a rate of 10% per annum will be paid to the holders of the Bridge Notes upon the closing of this Offering.


     In June 1995, the Company purchased from Michael W. Olvey, Sr., a founder, stockholder and former President and a director of the Company, 126,114 shares of Common Stock of the Company for $150,000, which amount was paid in installments through April 1996. In July 1995, the Company sold 126,114 shares of Common Stock to Donald Sallee for $85,000 in connection with a $250,000 loan by Mr. Sallee to the Company in June 1995. As a result, the Company recorded a financing cost of approximately $65,000 which was charged to earnings in the year ended March 31, 1996. See Note J of Notes to Financial Statements. Additionally, in June 1995, the Company issued 33,208 shares of Common Stock to Mr. Olvey in consideration for the cancellation of $90,000 of the Company's indebtedness to him. In March 1996, Mr. Olvey cancelled 7,379 of these shares. In December 1995, the Company entered into a one year consulting agreement with Mr. Olvey. The agreement provides for annual payments of $60,000 and a $60,000 bonus upon the issuance of a patent under the Company's current patent application. The bonus is increased to $100,000 upon the issuance of multiple patents under the current patent application.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director and named executive officer of the Company and (iii) all executive officers and directors of the Company as a group, (a) prior to the Offering giving effect to the Debt Conversion, the automatic conversion of the Series A Preferred Stock into Common Stock upon the closing of the Offering and (b) as adjusted to give effect to the sale of the 1,700,000 Units offered hereby.


                                                                                       Percent of Shares
                                                                                       Beneficially Owned
                                                                                  --------------------------
                                                            Number of Shares       Before             After
Name and Address of Beneficial Owner(1)(2)                Beneficially Owned(1)   Offering          Offering
---------------------------------------                    -------------------    --------          --------

Michael E. Noonan  .......................................      38,782(3)           3.06%             1.31%
Robert L. Dover ..........................................      13,334(4)           1.07                *
Ronald L. Christensen.....................................         -- (5)             *                 *
Jerome I. Gellman.........................................         -- (5)             *                 *
Leonard Toboroff..........................................         -- (5)             *                 *
William J. Warren.........................................         -- (5)             *                 *
J. Morton Davis...........................................     359,748(6)          28.40             12.13
D.H. Blair Capital Corp..  ...............................     322,851(7)          26.25             11.02
Steve Gorlin .............................................     202,012(8)          16.42              6.89
TransMillennial Resource Corporation .....................     158,048(9)          12.85              5.39
Donald B. Sallee .........................................     126,114(10)         10.25              4.30
All executive officers and directors
  as a group (8 persons)..................................      72,117(11)          5.54              2.40


------------

*    Less than 1%

(1) Except as otherwise indicated, each of the parties listed above has sole voting and investment power over the shares owned. Unless otherwise indicated, the address is c/o Laminating Technologies, Inc., 7730 Roswell Road, Atlanta, Georgia 30350-4862.

(2)  Includes Escrow Shares. See "-- Escrow Shares" below.

(3) Includes 25,027 shares issuable upon exercise of immediately exercisable options granted to Mr. Noonan by TMR and 13,755 shares issuable upon exercise of immediately exercisable options granted by Steve Gorlin. Does not include an additional 77,564 shares issuable upon exercise of options granted to Mr. Noonan by Mr. Gorlin that are not exercisable within 60 days.

(4) Includes 13,334 immediately exercisable options to purchase Common Stock. Does not include 26,666 shares issuable upon exercise of options that are not exercisable within 60 days.

(5) Does not include 10,000 shares issuable upon exercise of options that are not exercisable within 60 days.

(6) Includes 322,851 shares owned by D.H. Blair Capital Corp. and 36,897 shares issuable upon exercise of immediately exercisable warrants issued to the Underwriter. Mr. Davis is the sole stockholder of each of D.H. Blair Capital Corp. and the Underwriter. The address of Mr. Davis is 44 Wall Street, New York, New York 10005.

(7) Does not include 36,897 shares issuable upon the exercise of immediately exercisable warrants issued to the Underwriter in March 1994. The sole stockholder of D.H. Blair Capital Corp. is J. Morton Davis, the sole stockholder of the Underwriter. The address of D.H. Blair Capital Corp. is 44 Wall Street, New York, New York 10005.

(8)  Includes  91,319 shares subject to options granted by Mr. Gorlin to Michael
     E. Noonan. The address of Mr. Gorlin is 5115 Peachtree Road, Suite 200, Chamblee, Georgia 30341.

(9) Includes 25,027 shares subject to options granted by TMR to Michael E. Noonan. The address of TMR is 31847 W. Sea Level Drive, Malibu, California 90265.

(10) The address of Mr. Sallee is c/o Invesco Capital Management, 1315 Peachtree, N.E., Suite 500, Atlanta, Georgia 30309.

(11) Includes 72,117 shares issuable upon exercise of options that are immediately exercisable. Does not include 184, 229 shares issuable upon exercise of options that are not exercisable within 60 days. Steve Gorlin may be deemed a "founder" of the Company, as such term is defined in the Securities Act.

Escrow Shares

     In connection with the Offering, the holders of Common Stock have agreed to place, on approximately a pro rata basis, 410,000 shares, or one-third of the outstanding shares of Common Stock of the Company before the Offering, into escrow pursuant to an escrow agreement (the "Escrow Agreement") between such holders and American Stock Transfer & Trust Company, as escrow agent. The Escrow Shares are not transferable or assignable; however, the Escrow Shares may be voted by the beneficial holders thereof. The shares of Common Stock underlying the options granted to Michael E. Noonan by Steve Gorlin and TMR will not be Escrow Shares.

     The Escrow Shares will be released from escrow if, and only if, one or more of the following conditions are met:


     (a) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $3,100,000 for the fiscal year ending March 31, 1998;

     (b) the Minimum Pretax Income amounts to at least $4,400,000 for the fiscal year ending March 31, 1999;

     (c) the Minimum Pretax Income amounts to at least $5,700,000 for the fiscal year ending March 31, 2000;


     (d) the Closing Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18-month period commencing on the date of this Prospectus;

     (e) the Closing Price of the Common Stock averages in excess of $16.75 per share for 30 consecutive business days during the 18-month period commencing with the nineteenth month from the date of this Prospectus; or

     (f) during the periods specified in (d) or (e) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (d) or (e), respectively, equals or exceeds the applicable levels set forth in (d) or (e), respectively.

     The Minimum Pretax Income amounts set forth above shall (i) be calculated exclusively of any extraordinary earnings, including any charge to income relating to the Bridge Financing and repayment of the Notes or resulting from release of the Escrow Shares and (ii) be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of the Offering. The Closing Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

     Any money, securities, rights or property distributed in respect of the Escrow Shares and including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Shares. If none of the applicable Minimum Pretax Income or Closing Price levels set forth above have been met by June 30, 2000, the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be cancelled and contributed to the capital of the Company. The Company expects that the release of the Escrow Shares to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge (not deductible for income tax purposes) to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income, if any, for financial reporting purposes for the period during which such shares and options are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note G of Notes to Financial Statements.

     The Minimum Pretax Income and Closing Price levels set forth above were determined by negotiation between the Company and the Underwriter and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

                               CONCURRENT OFFERING

     The registration statement of which this Prospectus forms a part also includes a prospectus with respect to an offering by the Selling Securityholders of 997,500 Class A Warrants, 997,500 Class B Warrants and 1,995,000 shares of Common Stock issuable upon exercise of such Class A and Class B Warrants. The Selling Securityholder Warrants are being issued to the Selling Securityholders as of the effective date of the Offering upon the automatic conversion of all of the Company's outstanding Bridge Warrants. The Class A Warrants are identical to the Class A Warrants included in the Units offered hereby. All of the Selling Securityholder Warrants issued upon conversion of the Bridge Warrants, the Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants and the Common Stock issuable upon exercise of the Class B Warrants will be registered, at the Company's expense, under the Securities Act and are expected to become tradeable on or about the effective date of the Offering, subject to the following contractual restriction: Each Selling Securityholder has agreed (i) not to sell, transfer, or otherwise dispose publicly the Selling Securityholder Warrants except after the time periods and in the percentage amounts set forth below, on a cumulative basis, and (ii) not to exercise the Selling Securityholder Warrants for a period of one year from the closing of this offering. Purchasers of the Selling Securityholder Warrants will not be subject to such restrictions.

                                                       Percentage Eligible
                  Lock-Up Period                            for Resale
                  --------------                         ----------------

      Before 90 days after Closing .................             0%

      Between 91 and 150 days ......................            25%

      Between 151 and 210 days .....................            50%

      Between 211 and 270 days .....................            75%
      After 270 days ...............................           100%

     After the one year period following the effective date of the Offering, the Selling Securityholders may exercise and sell the Common Stock issuable upon exercise of the Selling Securityholder Warrants without restriction if a current prospectus relating to such Common Stock is in effect and the securities are qualified for sale. The Company will not receive any proceeds from the sale of the Selling Securityholder Warrants. Sales of Selling Securityholder Warrants issued upon conversion of the Bridge Warrants or the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Units, the Common Stock and the Warrants.

     With the exception of Donald B. Sallee, Melvin Stein, the Malcolm Levenson Trust and The Steiro Company, each of which is a Conversion Investor and/or principal stockholder of the Company and who purchased an aggregate of $495,000 principal amount of Bridge Notes and 247,500 Bridge Warrants, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Selling Securityholder regarding the distribution of the Selling Securityholder Warrants or the underlying securities.

     The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

     Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. has agreed to nor is either of them obligated to act as broker-dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair & Co. is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholder.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.


                            DESCRIPTION OF SECURITIES

     The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Incorporation and By-laws, the Warrant Agreement among the Company, the Underwriter and American Stock Transfer & Trust Company, as warrant agent, pursuant to which the Warrants will be issued, and the Underwriting Agreement between the Company and the Underwriter, copies of all of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part.

     Effective upon the closing of this Offering, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share.


Units

     Each Unit consists of one share of Common Stock, one redeemable Class A Warrant and one redeemable Class B Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock and one redeemable Class B Warrant. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock. The Common Stock and Warrants comprising the Units are separately transferable immediately upon issuance.


Common Stock

     Immediately prior to the date hereof there were 1,230,000 shares of Common Stock outstanding held by 26 stockholders of record. Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Certificate of Incorporation.

     Holders of Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

Redeemable Warrants

     Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50 at any time until 5:00 P.M., New York City time, on 2001. Commencing one year from the date of this Prospectus, the Class A Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class A Warrant if the "closing price" of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share. "Closing price" shall mean the closing bid price if listed in the over-the-counter market on Nasdaq or otherwise or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. All Class A Warrants must be redeemed if any are redeemed.

     Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.75 at any time after issuance until 5:00 P.M. New York City Time, on , 2001. Commencing one year from the date of this Prospectus, the Class B Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class B Warrant, if the closing price (as defined above) of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share. All Class B Warrants must be redeemed if any are redeemed.

     General. The Class A Warrants and Class B Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Underwriter and American Stock Transfer & Trust Company, New York, New York, as warrant agent (the "Warrant Agent"), and will be evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price of the Common Stock, with certain exceptions.

     The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.

     The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class A Warrants and the Class B Warrants. A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

     For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of the Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Warrants.

     The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.


Preferred Stock

     Immediately prior to the date hereof the Company was authorized to issue up to 5,250,000 shares of Preferred Stock, of which 250,000 shares of Series A Preferred Stock were outstanding. Effective upon the closing of this offering, the Series A Preferred Stock will be automatically converted into Common Stock and retired, and the Company will be authorized to issue up to 5,000,000 shares of "blank-check" Preferred Stock. The Board of Directors will have the authority to issue this Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.

Unit Purchase Options


     The Company has agreed to grant to the Underwriter, upon the closing of the Offering, the Unit Purchase Option to purchase up to 170,000 Units. These Units will, when issued, be identical to the Units offered hereby, except that the Class A Warrants and the Class B Warrants included in the Unit Purchase Options are subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time after the Unit Purchase Options have been exercised and the underlying Warrants are outstanding. The Unit Purchase Options cannot be transferred, sold, assigned or hypothecated for two years, except to any officer of the Underwriter or members of the selling group or their officers. The Unit Purchase Options are exercisable during the three-year period commencing two years from the date of this Prospectus at an exercise price of $ per Unit (120% of the initial public offering price) subject to adjustment in certain events to protect against dilution. The holders of the Unit Purchase Options have certain demand and piggyback registration rights. See "Underwriting."


Registration Rights

     Beginning one year from the date of this Prospectus, the holders of the Unit Purchase Options will have demand and piggy-back registration rights relating to such options and the underlying securities and the Underwriter will have certain demand and piggy-back registration rights with respect to 36,897 warrants issued to it in March 1994 and the Common Stock into which such warrants are exercisable. See "Underwriting." The Company has also granted certain demand and piggyback registration rights to Michael E. Noonan, the Company's Chairman President and Chief Executive Officer, with respect to the shares issuable upon exercise of an aggregate of 116,346 options granted to Mr. Noonan by Steve Gorlin and TMR, which registration rights will be exercisable beginning 13 months from the date of this Prospectus.

     Except as set forth above, no stockholder of the Company, nor any holder of warrants to purchase shares of the Company's Common Stock, has any registration rights.

Transfer Agent

     American Stock Transfer & Trust Company, New York, New York, will act as Transfer Agent for the shares of Common Stock and Warrant Agent for the Warrants.

Business Combination Provisions

     The Company is subject to a Delaware statute regulating "business combinations," defined to include a broad range of transactions, between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's stock. Under such statute a corporation may not engage in any business combination with any interested stockholder for a period of three years after the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute's restrictions.

     The Company has not sought to "elect out" of the statute and, therefore, upon closing of the Offering and the registration of its shares of Common Stock under the Exchange Act, the restrictions imposed by such statute will apply to the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering, the Company will have outstanding 2,930,000 shares of Common Stock. Of these shares, the 1,700,000 shares of Common Stock included in the Units offered hereby will be freely transferable without restriction or further registration under the Securities Act, unless purchased by affiliates of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. The 1,230,000 shares of Common Stock currently outstanding (giving effect to the Debt Conversion, the conversion of the Series A Preferred Stock and the reverse stock split) are "restricted securities" or owned by affiliates within the meaning of Rule 144 and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. Approximately 137,631 of the Restricted Shares will become eligible for sale immediately following the date of the Prospectus and, subject to compliance with Rule 144 under the Securities Act, approximately 483,355 of the Restricted Shares will be eligible for sale in the public market beginning 90 days from the date of this Prospectus. The remaining Restricted Shares will become eligible for sale pursuant to Rule 144 between June 1997 and April 1998. However, holders of all of the outstanding shares have agreed not to sell or otherwise dispose of any shares of Common Stock without the Underwriter's prior written consent for a period of 13 months after the date of this Prospectus. In addition, 410,000 of such shares are Escrow Shares and are subject to the restrictions on transfer set forth in the Escrow Agreement. See "Principal Stockholders -- Escrow Shares" and "Underwriting."


     In general, under Rule 144, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of restricted shares beneficially owned for at least two years that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) an amount equal to the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not deemed an affiliate and has beneficially owned such shares for at least three years is entitled to sell such shares under Rule 144(k) without regard to the volume or other resale requirements. The Commission has recently proposed an amendment to the holding period requirements of Rule 144 to permit resales of restricted securities after a one-year holding period rather than a two-year holding period, and to permit unrestricted resales by non-affiliates pursuant to Rule 144(k) after a two-year holding period rather than a three-year holding period. In the event such proposal is adopted, the dates upon which certain of the outstanding restricted securities will become eligible for sale under Rule 144 will be accelerated.

     Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such shares after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period. If all the requirements of Rule 701 are met, an aggregate of 50,003 shares subject to outstanding vested stock options may be sold pursuant to such rule at the end of this 90-day period, subject to an agreement by all option holders not to sell or otherwise dispose of any shares of Common Stock for a period of 13 months after the date of this Prospectus without the Underwriter's prior written consent.

     Pursuant to registration rights acquired in the Bridge Financing, the Company has, concurrently with the Offering, registered for resale on behalf of the Selling Securityholders, the Selling Securityholder Securities, subject to the contractual restriction that the Selling Securityholders agreed (i) not to exercise the Selling Securityholder Warrants for a period of one year for the closing of the Offering and (ii) not to sell the Selling Securityholder Warrants except pursuant to the restrictions set forth below:

                                                     Percentage Eligible
                   Lock-Up Period                         for Resale
                   --------------                      ----------------

       Before 90 days after closing ................           0%
       Between 91 and 150 days after closing .......          25%
       Between 151 and 210 days after closing.......          50%
       Between 211 and 270 days after closing.......          75%
       After 270 days after closing ................         100%

     The Underwriter also has demand and piggyback registration rights with respect to the securities underlying the Unit Purchase Option and with respect to 36,897 warrants issued in March 1994 and the Common Stock underlying such warrants. The Company has also granted certain demand and piggyback registration rights to Michael E. Noonan, the Company's Chairman, President and Chief Executive Officer. See "Description of Securities --Registration Rights" and "Underwriting."

     Prior to the Offering, there has been no market for any securities of the Company, and no predictions can be made of the effect, if any, that sales of Common Stock or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                  UNDERWRITING


     D. H. Blair Investment Banking Corp., the Underwriter, has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the 1,700,000 Units offered hereby on a "firm commitment" basis, if any are purchased. It is expected that Blair & Co. will distribute as a selling group member substantially all of the Units offered hereby. It is also expected that Blair & Co. will make a market in the Company's securities following the Offering. Blair & Co. is substantially owned by family members of J. Morton Davis. Mr. Davis is the sole stockholder of the Underwriter.


     The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers who are members of the NASD, at such prices less concessions of not in excess of $ per Unit, of which a sum not in excess of $ per Unit may in turn be reallowed to other dealers who are members of the NASD. After the commencement of the Offering, the public offering price, the concession and the reallowance may be changed by the Underwriter.


     The Company has granted to the Underwriter an option exercisable during the 30-day period commencing on the date of this Prospectus, to purchase from the Company at the public offering price, less underwriting discounts, up to 255,000 additional Units for the purpose of covering over-allotments, if any.


     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of Units offered hereby, including any Units purchased pursuant to the Underwriter's overallotment option.

     All of the Company's current stockholders, officers and directors have agreed not to sell, assign, transfer or otherwise dispose publicly any of their shares of Common Stock for a period of 13 months after the date of this Prospectus without the prior written consent of the Underwriter.

     The Underwriter has the right to designate one individual for nomination to the Company's Board of Directors for a period of five years after the completion of the Offering, although it has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of the Underwriter.

     During the five-year period after the date of this Prospectus, in the event the Underwriter originates a financing or a merger, acquisition or transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction. The fee is based on a percentage of the consideration paid in the transaction ranging from 7% of the first $1,000,000 to 2 1/2% of any consideration in excess of $9,000,000.

     The Company has agreed not to solicit Warrant exercises other than through the Underwriter, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the warrant holder designates in writing that the exercise of the Warrant was solicited by a member of the NASD and designates in writing the broker-dealer to receive compensation for such exercise; (iv) the Warrants are not held in a discretionary account; (v) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (vi) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act.

     Rule 10b-6 may prohibit Blair & Co. from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.


     The Company has agreed to sell to the Underwriter and its designees, for nominal consideration, the Unit Purchase Options to purchase up to 170,000 Units, substantially identical to the Units being offered hereby, except that the Class A Warrants and Class B Warrants included therein are each subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time after the Unit Purchase Options have been exercised and the underlying warrants are outstanding. The Unit Purchase Options will be exercisable during the three-year period commencing two years after the date of this Prospectus at an exercise price of $ per Unit, subject to adjustment in certain events to protect against dilution, and are not transferable for a period of two years after the date of this Prospectus except to officers of the Underwriter or to members of the selling group. The Company has agreed to register during the four-year period commencing one year after the date of this Prospectus, on two separate occasions, the securities issuable upon exercise thereof under the Securities Act, the initial such registration to be at the Company's expense and the second at the expense of the holders. The Unit Purchase Option includes a provision permitting the holders to elect a cashless exercise. The Company has also granted certain "piggy-back" registration rights to holders of the Unit Purchase Option.


     Prior to the Offering, there has been no public market for any of the securities offered hereby. Accordingly, the public offering price of the Units offered hereby and the terms of the Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Among the factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of and the prospects for the industry in which the Company competes, the present state of the Company's development and its future prospects, an assessment of the Company's management and the Company's capital structure.

     The Underwriter has informed the Company that it does not expect sales to discretionary accounts to exceed 5% of the total number of the Units offered hereby.

     The Underwriter acted as Placement Agent for the Bridge Financing in April and May 1996 for which it received a Placement Agent fee of $199,500 and a non-accountable expense allowance of $59,850.

     In September 1993, the Underwriter loaned $30,000 to the Company and in March 1994, the Underwriter loaned an additional $100,000 to the Company, each of which loans bore interest at 10% per annum. The principal amount of all of such indebtedness was repaid in April 1996 and the accrued interest of approximately $30,000 was repaid in August 1996. In connection with the March 1994 loan, the Company granted to the Underwriter warrants to purchase 36,897 shares of Common Stock of the Company. Each such warrant entitles the Underwriter to purchase one share of Common Stock at an exercise price of $2.71 at any time until 5:00 p.m., March 25, 1999, subject to adjustment in certain events to protect against dilution. The Underwriter has certain demand and piggyback registration rights with respect to such warrants. See "Description of Securities -- Registration Rights."


     Upon the conversion of the Series A Preferred Stock, the Company will pay to D.H. Blair Capital Corp., the sole stockholder of which is the sole stockholder of the Underwriter, approximately $150,000, representing the accumulated dividends on the Series A Preferred Stock.


     The Commission is conducting an investigation concerning various business activities of the Underwriter and Blair & Co., a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers who securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. will make a market in the securities following this offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

     D.H. Blair Capital Corp. beneficially owns 26.25% of the outstanding shares of Common Stock before this Offering. The sole stockholder of D.H. Blair Capital Corp. is J. Morton Davis, the sole stockholder of the Underwriter. In addition, the Underwriter owns warrants to purchase 36,897 shares of Common Stock of the Company. As a result of such stockholdings, the Underwriter may be deemed to be an "affiliate" of the Company by the NASD. Accordingly, this Offering is being made pursuant to Schedule E to the NASD ByLaws. Under Schedule E to the By-Laws of the NASD, when a member of the NASD, such as the Underwriter, participates in the public distribution of securities of a company in which it or its affiliates owns 10% or more of the outstanding voting securities, and where there is no "bona fide independent market" for such securities, the public offering price can be no higher than that recommended by a qualified independent underwriter. The independent investment banking firm of RAS Securities Corp. ("RAS") has recommended a maximum initial public offering price of $5.00 per Unit. Pursuant to Schedule E to the NASD By-Laws, the Units are being offered at a price no greater than the maximum recommended by RAS, which firm has informed the Company that it has performed "due diligence" with respect to information contained in the Registration Statement of which this prospectus is a part. The NASD and the Commission have indicated that, in their view, a qualified independent underwriter, such as RAS, may be deemed to be an underwriter, as the term is defined in the Securities Act. The Underwriter will pay a fee of $50,000 to RAS for its services in connection with recommending the maximum initial public offering price of the Units in this Offering. The Company has agreed to indemnify RAS against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Bachner, Tally, Polevoy & Misher LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, New York, New York. The statements relating to patents and proprietary rights, including statements in the sections entitled "Risk Factors -- Dependence on Patents and Proprietary Technology" and "Business -- Patents and Proprietary Rights," have been passed upon by William R. Hinds, Esq., special patent counsel. Bachner, Tally, Polevoy & Misher LLP represents the Underwriter in other matters.


                                     EXPERTS

     The consolidated financial statements of Laminating Technologies, Inc. as of March 31, 1996 and for each of the fiscal years ended March 31, 1996 and March 31, 1995 and the period from April 19, 1993 (commencement of operations) to March 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the substantial doubt raised about the Company's ability to continue as a going concern, as discussed in Note A to the Financial Statements) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company is not currently a reporting company under the Exchange Act. The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units offered hereby, reference is hereby made to the Registration Statement and such exhibits, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Following the Offering, the Company will be subject to the reporting and other requirements of the Exchange Act and intends to furnish to its stockholders annual reports containing audited financial statements and may furnish interim reports as it deems appropriate.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)



                                  ------------



                                    I N D E X



                                                                                         PAGE
                                                                                        NUMBER
                                                                                       --------


REPORT OF INDEPENDENT AUDITORS.......................................................     F-2


CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 1996 AND
  JUNE 30, 1996 (UNAUDITED)..........................................................     F-3

CONSOLIDATED  STATEMENTS  OF  OPERATIONS  FOR THE YEAR ENDED  MARCH 31,
  1995,  THE YEAR ENDED  MARCH 31,  1996 AND THE PERIOD  FROM APRIL 19,
  1993  (COMMENCEMENT OF OPERATIONS)  THROUGH MARCH 31, 1996, THE THREE
  MONTH  PERIODS  ENDED JUNE 30,  1995  (UNAUDITED)  AND JUNE 30,  1996
  (UNAUDITED) AND FOR THE PERIOD FROM APRIL 19, 1993  (COMMENCEMENT  OF
  OPERATIONS) THROUGH JUNE 30, 1996
  (UNAUDITED) .......................................................................     F-4

CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY FOR THE PERIOD
  FROM APRIL 19, 1993  (COMMENCEMENT  OF OPERATIONS)  THROUGH MARCH 31,
  1994,  THE YEAR ENDED MARCH 31, 1995,  THE YEAR ENDED MARCH 31, 1996,
  AND FOR
  THE THREE MONTHS ENDED JUNE 30, 1996 (UNAUDITED) ..................................     F-5

CONSOLIDATED  STATEMENTS  OF CASH  FLOWS FOR THE YEAR  ENDED  MARCH 31,
  1995,  THE YEAR ENDED MARCH 31, 1996,  THE PERIOD FROM APRIL 19, 1993
  (COMMENCEMENT OF OPERATIONS)  THROUGH MARCH 31, 1996, THE THREE MONTH
  PERIODS ENDED JUNE 30, 1995 (UNAUDITED) AND JUNE 30, 1996 (UNAUDITED)
  AND FOR THE PERIOD FROM APRIL 19, 1993  (COMMENCEMENT  OF OPERATIONS)
  THROUGH JUNE 30, 1996
  (UNAUDITED) .......................................................................     F-6


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...........................................     F-7


                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Laminating Technologies, Inc.
Atlanta, Georgia

     We have audited the accompanying consolidated balance sheet of Laminating Technologies, Inc. and subsidiary (a development stage company) as at March 31, 1996, and the related consolidated statements of operations, changes in capital deficiency and cash flows for each of the years in the two year period ended March 31, 1996 and for the period from April 19, 1993 (commencement of operations) through March 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Laminating Technologies, Inc. and subsidiary at March 31, 1996 and the consolidated results of their operations, and their consolidated cash flows for each of the years in the two year period ended March 31, 1996 and for the period from April 19, 1993 through March 31, 1996 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, to the financial statements, the Company has sustained recurring losses from operations, has a net capital deficiency and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                        RICHARD A. EISNER & COMPANY, LLP


New York, New York
May 17, 1996

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)

                           CONSOLIDATED BALANCE SHEETS



                                                                                 March 31,         June 30,
                                                                                   1996              1996
                                                                                ----------        ----------
                                                                                                  (Unaudited)
                                   A S S E T S
Current assets:
  Cash ....................................................................     $     1,347       $   331,614
  Accounts receivable (net of allowance for doubtful
    accounts of $20,000)...................................................           9,321             4,478
  Other current assets ....................................................           3,000            63,385
                                                                                 ----------        ----------
        Total current assets ..............................................          13,668           399,477
Deferred financing and offering costs .....................................                           344,278
Fixed assets, net (Notes B[2] and C) ......................................           6,169             6,287
Organization costs (net of accumulated amortization of $2,768 and $2,941)..             692               519
                                                                                 ----------        ----------
        T O T A L .........................................................     $    20,529       $   750,561
                                                                                 ==========        ==========
                              L I A B I L I T I E S
Current liabilities:
  Bridge notes payable (net of $539,288 discount)..........................                       $ 1,455,712
  Notes payable-- current .................................................     $ 1,047,842            43,483
  Notes payable-- stockholders ............................................         350,000               --
  Due to stockholders .....................................................          31,036             6,834
  Accounts payable ........................................................         315,156           300,723
  Payroll taxes payable ...................................................          89,779            55,742
  Accrued expenses ........................................................         182,798            82,611
  Accrued interest ........................................................          86,782            69,920
                                                                                 ----------        ----------
        Total current liabilities .........................................       2,103,393         2,015,025
Notes payable, less current maturities ....................................           5,000               --
Due to related parties (Note J)............................................         428,346               --
                                                                                 ----------        ----------
        Total liabilities .................................................       2,536,739         2,015,025
                                                                                 ----------        ----------
Commitments and other matters (Note H)

                               CAPITAL DEFICIENCY
                                    (Note F)

Series  A  convertible   preferred  stock,  par  value  $.01,  5,000,000  shares
  authorized, 250,000 shares
  issued and outstanding (liquidation value of $625,000 and $637,500)......           2,500             2,500
Common stock, par value $.01, 20,000,000 shares authorized,
  679,764 and 1,045,514 shares issued and outstanding......................           6,797            10,455
Additional paid-in capital ................................................       1,850,466         3,889,087
Deficit accumulated during the development stage...........................      (4,375,973)       (5,166,506)
                                                                                 ----------        ----------
        Total capital deficiency ..........................................      (2,516,210)       (1,264,464)
                                                                                 ----------        ----------
        T O T A L .........................................................     $    20,529       $   750,561
                                                                                 ==========        ==========


      Attention is directed to the foregoing accountants' report and to the accompanying notes to consolidated financial statements.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                          April 19, 1993                              April 19, 1993
                                                                          (Commencement      Three Months Ended       (Commencement
                                                 Year Ended March 31,     of Operations)           June 30,           of Operations)
                                             --------------------------      Through      --------------------------      Through
                                                 1995           1996      March 31, 1996      1995           1996      June 30, 1996
                                             -----------    -----------   --------------  -----------    -----------   -------------
                                                                                          (unaudited)    (unaudited)    (unaudited)
Net sales ................................   $    86,486    $   119,412    $   341,785    $    46,453                   $   341,785
Cost of goods sold .......................       300,077        277,454      1,015,773         44,456                     1,015,773
                                             -----------    -----------    -----------    -----------                   -----------
Gross (loss) profit ......................      (213,591)      (158,042)      (673,988)         1,997                      (673,988)
Selling, general and
  administrative expenses ................     1,223,044      1,042,290      3,303,045        201,907    $   666,220      3,969,265
                                             -----------    -----------    -----------    -----------    -----------    -----------
Operating (loss) .........................    (1,436,635)    (1,200,332)    (3,977,033)      (199,910)      (666,220)    (4,643,253)
Interest expense, net ....................        44,327        100,874        166,350          9,082        177,554        343,904
Cancellation of debt .....................                     (121,738)      (121,738)                      (53,241)      (174,979)
Loss on abandonment of fixed assets ......        49,099         49,277         98,376          2,537                        98,376
                                             -----------    -----------    -----------    -----------    -----------    -----------
NET (LOSS) ...............................    (1,530,061)    (1,228,745)    (4,120,021)      (211,529)      (790,533)    (4,910,554)
Cumulative dividends on preferred stock ..        50,000         50,000        125,000         12,500         12,500        137,500
                                             -----------    -----------    -----------    -----------    -----------    -----------
NET (LOSS) ATTRIBUTABLE TO COMMON
  STOCKHOLDERS ...........................   $(1,580,061)   $(1,278,745)   $(4,245,021)   $  (224,029)   $  (803,033)   $(5,048,054)
                                             ===========    ===========    ===========    ===========    ===========    ===========

Net (loss) per share of common stock .....   $     (2.70)   $     (2.02)
                                             ===========    ===========
Weighted average number of common shares
  outstanding ............................       586,269        632,719
                                             ===========    ===========
Supplementary pro forma(1):
  Net (loss) per share of common stock ...   $     (1.93)   $     (1.56)
                                             ===========    ===========                   $      (.27)   $      (.98)
  Weighted average number of common shares                                                ===========    ===========
    outstanding ..........................       820,000        820,000                       820,000        820,000
                                             ===========    ===========                   ===========    ===========

----------

     (1) Gives effect to (i) the debt conversion, except for the three months ended June 30, 1996 which already reflected such conversion, (ii) the automatic conversion of the preferred stock to common stock upon the closing of the initial public offering, and (iii) the issuance of Common Stock for compensation and excludes 410,000 shares held in escrow.



     Attention is directed to the foregoing accountants' report and to the accompanying notes to consolidated financial statements.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)
            CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY
                                    (Note F)


                                                            Convertible
                                                          Preferred Stock                Common Stock
                                                          Par Value $.01                Par Value $.01               Stock
                                                       ---------------------       --------------------------     Subscription
                                                       Shares        Amount         Shares           Amount        Receivable
                                                       -------      --------       --------         ---------     ------------

Common stock issued in connection with the
  acquisition of the assets of Cool-R Enterprises,
  Inc. in April 1993 (Note D).....................                                  168,114           $ 1,681
Common stock issued in connection with
  obtaining rights to developed technology
  in April 1993 (Note D)..........................                                  150,126             1,501
Issuance of common stock for cash and
  settlement of debt in April 1993 (Note D).......                                  235,221             2,352
Cash contributed by stockholder ..................
Issuance of convertible preferred stock for cash
  in September 1993...............................     250,000       $ 2,500
Common stock issued to an officer in connection
  with the signing of an employment agreement
  in October 1993.................................                                   46,122               461       $(1,250)
Net (loss) for the period April 19, 1993
  (commencement of operations) through
  March 31, 1994..................................
                                                       -------      --------       --------         ---------         ------
Balance-- March 31, 1994 .........................     250,000         2,500        599,583             5,995        (1,250)
Issuance of common stock for cash in
  May 1994........................................                                    3,690                37
Common stock issued as consideration for
  compensation in August 1994.....................                                   50,662               507
Services contributed by stockholder ..............
Net (loss) for the year ..........................
                                                       -------      --------       --------         ---------         ------
Balance-- March 31, 1995 .........................     250,000         2,500        653,935             6,539        (1,250)
Issuance of common stock as settlement of
  notes payable to a stockholder in June 1995.....                                   33,208               332
Receipt of stock subscription receivable .........                                                                    1,250
Common stock purchased for treasury ..............                                 (126,114)
Common stock issued from treasury ................                                  126,114
Common stock contributed to treasury and
  cancelled (Note D)..............................                                   (7,379)              (74)
Contribution to capital (Note J) .................
Net (loss) for the year ..........................
                                                       -------      --------       --------         ---------         ------
Balance-- March 31, 1996 .........................     250,000         2,500        679,764             6,797           -0-
Warrants issued in connection with Bridge
  Notes...........................................
Conversion of debt to common stock ...............                                  361,061             3,611
Common stock issued as consideration for
  compensation ...................................                                    4,689                47
Stock options issued by stockholders to an
  officer as compensation.........................
Net loss for the three months ended June 30, 1996
                                                       -------      --------       --------         ---------         ------
Balance-- June 30, 1996 (Unaudited)...............    250,000        $ 2,500      1,045,514          $ 10,455         $ -0-
                                                       =======      ========       ========         =========         ======




                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)
      CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY (Continued)
                                    (Note F)


                                                                                       Deficit
                                                                                     Accumulated
                                                       Additional                      During the
                                                        Paid-in        Treasury       Development
                                                        Capital          Stock            Stage            Total
                                                       ----------     ----------       ----------      ------------

Common stock issued in connection with the
  acquisition of the assets of Cool-R Enterprises,
  Inc. in April 1993 (Note D).....................      $ (1,681)                     $ (255,952)      $ (255,952)
Common stock issued in connection with
  obtaining rights to developed technology
  in April 1993 (Note D)..........................        (1,501)                                             -0-
Issuance of common stock for cash and
  settlement of debt in April 1993 (Note D).......       635,148                                          637,500
Cash contributed by stockholder ..................        12,500                                           12,500
Issuance of convertible preferred stock for cash
  in September 1993...............................       497,500                                          500,000
Common stock issued to an officer in connection
  with the signing of an employment agreement
  in October 1993.................................       124,539                                          123,750
Net (loss) for the period April 19, 1993
  (commencement of operations) through
  March 31, 1994..................................                                    (1,361,215)      (1,361,215)
                                                       ---------                      ----------       ----------
Balance-- March 31, 1994 .........................     1,266,505                      (1,617,167)        (343,417)
Issuance of common stock for cash in
  May 1994........................................        19,963                                           20,000
Common stock issued as consideration for
  compensation in August 1994.....................       136,799                                          137,306
Services contributed by stockholder ..............        30,000                                           30,000
Net (loss) for the year ..........................                                    (1,530,061)      (1,530,061)
                                                       ---------                      ----------       ----------
Balance-- March 31, 1995 .........................     1,453,267                      (3,147,228)      (1,686,172)
Issuance of common stock as settlement of
  notes payable to a stockholder in June 1995.....        89,668                                           90,000
Receipt of stock subscription receivable .........                                                          1,250
Common stock purchased for treasury ..............                   $ (150,000)                         (150,000)
Common stock issued from treasury ................                      150,000                           150,000
Common stock contributed to treasury and
  cancelled (Note D)..............................            74                                              -0-
Contribution to capital (Note J) .................       307,457                                          307,457
Net (loss) for the year ..........................                                    (1,228,745)      (1,228,745)
                                                       ---------       --------       ----------       ----------
Balance-- March 31, 1996 .........................     1,850,466            -0-       (4,375,973)      (2,516,210)
Warrants issued in connection with Bridge
  Notes...........................................       665,000                                          665,000
Conversion of debt to common stock ...............       974,961                                          978,572
Common stock issued as consideration for
  compensation ...................................        12,660                                           12,707
Stock options issued by stockholders to an
  officer as compensation.........................       386,000                                          386,000
Net loss for the three months ended June 30, 1996                                       (790,533)        (790,533)
                                                      ----------       --------       ----------       ----------
Balance-- June 30, 1996 (Unaudited)...............    $3,889,087          $ -0-     $ (5,166,506)     $(1,264,464)
                                                      ==========       ========       ==========       ==========




    Attention is directed to the foregoing accountants' report and to the accompanying notes to consolidated financial statements.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                          April 19,1993
                                                                                          (Commencement
                                                                Year Ended March 31,     of Operations)
                                                              --------------------------     Through
                                                                 1995            1996      March 31, 1996
                                                              ----------      ----------   --------------
Cash flows from operating activities:
  Net (loss)..............................................  $ (1,530,061)   $ (1,228,745)  $ (4,120,021)
  Adjustments to reconcile net (loss) to net cash
      (used in) operating activities:
    Provision for doubtful accounts ......................                         7,000         20,000
    Depreciation and amortization ........................        52,566          34,158        148,145
    Compensation recorded for fair value of common
      shares issued in excess of price paid by employee...       137,306                        261,056
    Compensation recorded for stock options issued
      by stockholders to an officer.......................
    Services contributed by stockholder ..................        30,000                         30,000
    Noncash finance charge ...............................                        19,551         19,551
    Loss on disposal of fixed assets .....................        49,099          49,277        122,375
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable .........         2,215           4,877        (16,891)
      (Increase) decrease in inventories .................       (24,657)         70,454         59,701
      (Increase) decrease in other assets ................        (4,602)         17,998         13,017
      Increase (decrease) in due to related party ........       718,753          71,329        790,082
      Increase in accounts payable and accrued expenses          170,639          228,761       545,810
                                                              ----------      ----------     ----------
          Net cash (used in) operating activities ........      (398,742)       (725,340)    (2,127,175)
                                                              ----------      ----------     ----------
Cash flows from investing activities:
  Acquisitions of fixed assets ...........................       (13,364)        (14,733)      (234,305)
                                                              ----------      ----------     ----------
Cash flows from financing activities:
  Proceeds of notes payable ..............................       400,000         459,250      1,057,750
  (Repayment of) notes payable ...........................       (24,498)        (52,118)      (231,291)
  Proceeds of notes payable-- stockholders ...............        38,700         350,000        458,700
  (Repayment of) notes payable-- stockholders ............       (10,705)         (7,995)       (18,700)
  Advances from stockholders .............................         2,000           9,485         11,485
  Deferred financing and offering costs...................
  (Repayment of) capital leases payable ..................       (13,318)        (20,288)       (41,367)
  Proceeds from sale of common stock......................        20,000                        612,500
  Proceeds from sale of preferred stock...................                                      500,000
  Proceeds from stock subscription receivable ............                         1,250          1,250
  Cash contributed by stockholder ........................                                       12,500
                                                              ----------      ----------     ----------
          Net cash provided by financing activities ......       412,179         739,584      2,362,827
                                                              ----------      ----------     ----------
NET INCREASE (DECREASE) IN CASH ..........................            73            (489)         1,347
Cash-- beginning of period ...............................         1,763           1,836            -0-
                                                              ----------      ----------     ----------
CASH-- END OF PERIOD .....................................       $ 1,836         $ 1,347        $ 1,347
                                                              ==========      ==========     ==========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest ...............      $ 31,190        $ 28,206       $ 80,911
  Noncash transactions:
    Common stock subscribed ..............................                                        1,250
    Common stock issued for developed technology..........                                      406,875
    Common stock issued as settlement of note
      payable to stockholder..............................                        90,000        135,000
    Due to stockholder for shares purchased for treasury..                        19,551         19,551
Cancellation of debt obligation in exchange
  for fixed assets........................................                        54,279         54,279
Settlement of related party debt by capital contribution..                       307,457        307,457
Acquisition of assets and assumption of liabilities of
  Cool-R Enterprises, Inc. (Note D) .
Conversion of debt to equity..............................





                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)



                                                                                          April 19,1993
                                                                  Three Months            (Commencement
                                                                 Ended June 30,           of Operations)
                                                             -------------------------       Through
                                                                1995           1996        June 30, 1996
                                                             ----------     ----------    --------------
                                                            (unaudited)    (unaudited)     (unaudited)

Cash flows from operating activities:
  Net (loss)..............................................   $ (211,529)    $ (790,533)    $(4,910,554)
  Adjustments to reconcile net (loss) to net cash
      (used in) operating activities:
    Provision for doubtful accounts ......................        5,000                         20,000
    Depreciation and amortization ........................       10,547         69,461         217,606
    Compensation recorded for fair value of common
      shares issued in excess of price paid by employee...                      12,707         273,763
    Compensation recorded for stock options issued
      by stockholders to an officer.......................                     386,000         386,000
    Services contributed by stockholder ..................                                      30,000
    Noncash finance charge ...............................                     125,712         145,263
    Loss on disposal of fixed assets .....................        2,537                        122,375
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable .........      (28,260)         4,843         (12,048)
      (Increase) decrease in inventories .................      (19,604)                        59,701
      (Increase) decrease in other assets ................          173        (60,385)        (47,368)
      Increase (decrease) in due to related party ........      (45,816)       (24,202)        765,880
      Increase in accounts payable and accrued expenses         (71,152)      (155,145)        390,665
                                                             ----------     ----------      ----------
          Net cash (used in) operating activities ........     (358,104)      (431,542)     (2,558,717)
                                                             ----------     ----------      ----------
Cash flows from investing activities:
  Acquisitions of fixed assets ...........................                        (507)       (234,812)
                                                                            ----------      ----------
Cash flows from financing activities:
  Proceeds of notes payable ..............................      158,000      1,500,000       2,557,750
  (Repayment of) notes payable ...........................      (44,118)      (324,507)       (555,798)
  Proceeds of notes payable-- stockholders ...............      250,000                        458,700
  (Repayment of) notes payable-- stockholders ............       (3,685)                       (18,700)
  Advances from stockholders .............................                                      11,485
  Deferred financing and offering costs...................                    (413,177)       (413,177)
  (Repayment of) capital leases payable ..................       (2,035)                       (41,367)
  Proceeds from sale of common stock......................                                     612,500
  Proceeds from sale of preferred stock...................                                     500,000
  Proceeds from stock subscription receivable ............                                       1,250
  Cash contributed by stockholder ........................                                      12,500
                                                             ----------     ----------      ----------
          Net cash provided by financing activities ......      358,162        762,316       3,125,143
                                                             ----------     ----------      ----------
NET INCREASE (DECREASE) IN CASH ..........................           58        330,267         331,614
Cash-- beginning of period ...............................        1,836          1,347
                                                             ----------     ----------      ----------
CASH-- END OF PERIOD .....................................      $ 1,894      $ 331,614       $ 331,614
                                                             ==========     ==========      ==========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest ...............      $ 4,965       $ 32,148       $ 113,059
  Noncash transactions:
    Common stock subscribed ..............................                                       1,250
    Common stock issued for developed technology..........                                     406,875
    Common stock issued as settlement of note
      payable to stockholder..............................       90,000                        135,000
    Due to stockholder for shares purchased for treasury..                                      19,551
Cancellation of debt obligation in exchange
  for fixed assets........................................                                      54,279
Settlement of related party debt by capital contribution..                                     307,457
Acquisition of assets and assumption of liabilities of
  Cool-R Enterprises, Inc. (Note D) .
Conversion of debt to equity..............................                     978,572         978,572




      Attention is directed to the foregoing accountants' report and to the accompanying notes to consolidated financial statements.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited with respect to June 30, 1996 and June 30, 1995)


(NOTE A) -- The Company and Basis of Presentation:

      Laminating Technologies, Inc. and subsidiary, (the "Company"), formerly New Cooler Corp., is a development stage company that markets and sells packaging and display products, that are designed to retain the temperature of their contents. The Company was incorporated on March 29, 1993 and in April 1993 completed three significant transactions in conjunction with commencing operations, including the acquisition of substantially all of the assets and assumption of substantially all of the liabilities of Cool-R Enterprises, Inc. ("Cool-R"), obtaining the rights to developed technology and selling shares of the Company's common stock to provide working capital (see Note D).


     As reflected in the accompanying financial statements, the Company has incurred losses from operations since inception, resulting in a substantial working capital deficiency and capital deficiency. While the Company has realized net proceeds of approximately $1,185,000 from a bridge financing and has converted $973,135 of debt, interest accrued thereon and $428,346 due to a related party to equity (Note E), management's business plan will require financing and it is planning an initial public offering of its common stock for which it has a letter of intent from an underwriter (see Note G). There is no assurance that the proposed public offering will be successful or that any other financing will be available. These factors raise substantial doubt as to the ability of the Company to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.


      In April 1996, the Board of Directors and stockholders approved a reverse split of approximately 2.71022 to 1. Such split has been retroactively reflected in the accompanying financial statements.


(NOTE B) -- Summary of Significant Accounting Policies:

   [1] Principles of consolidation:

      The accompanying financial statements have been prepared on a consolidated basis. They include the accounts of the Company and its wholly-owned subsidiary, Revenue Process Development, Inc. All intercompany transactions and balances have been eliminated in consolidation.

   [2] Fixed assets:

      Machinery, furniture and equipment, including property under capital lease
arrangements,   are  carried  at  cost.   Depreciation  is  provided  using  the
straight-line method over the useful lives of the assets.

   [3] Inventory:

      Inventory is recorded at lower of cost or market.

   [4] Cost of goods sold:

      Cost of goods sold includes the cost of items manufactured as well as the cost of samples.

   [5] Loss per share of common stock:


      Net loss per share of common stock is based on the weighted average number of shares outstanding during each period. Supplementary pro forma loss per share gives effect to the conversions of debt to equity and preferred stock into common stock and excludes 410,000 shares held in escrow (see Note G).


   [6] Income taxes:

      The Company has applied to the accompanying financial statements provisions required by accounting standards under which deferred income taxes are provided for temporary differences between financial statement and taxable income or loss.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited with respect to June 30, 1996 and June 30, 1995)


(NOTE B) -- Summary of Significant Accounting Policies: (continued)

   [7] Research and development:

      The Company expenses costs of research and development activities as incurred.

   [8] Use of estimates in the preparation of financial statements:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

   [9] Major customers and concentration of credit risk:

      As a result of the Company's limited sales volume, the percentage of net sales and accounts receivable balances outstanding relating to any one customer is significant.

   [10] Stock based compensation:

      The Company accounts for employee stock based compensation including stock options under the basis of Accounting Principles Board Opinion No. 25 and expects to do so in the future. The requirements of Financial Accounting
Standards Board No. 123 on stock based compensation will require additional disclosures.

   [11] Fair value of financial instruments:

      The carrying value of cash, accounts receivable and accounts payable approximates fair value because of the short-term maturity of those instruments.

      For other debt instruments, the carrying value approximates the fair value in consideration of the subsequent and pending financings.

   [12] Interim financial information:


      The accompanying statements as at June 30, 1996 and for the three months ended June 30, 1996 and June 30, 1995 and for the period April 19, 1993 (commencement of operations) to June 30, 1996 are unaudited but, in the opinion of managment of the Company, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the three month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year ending March 31, 1997.


(NOTE C) -- Fixed Assets:


      Fixed assets are summarized as follows:
                                                 March 31,         June 30,
                                                   1996              1996
                                                  -------           ------
         Machinery and equipment............       $ 8,518          $ 8,518
         Furniture and fixtures ............         2,181            2,688
                                                   -------          -------
             Total..........................        10,699           11,206
         Less accumulated depreciation .....        (4,530)           4,919
                                                   -------          -------
             Balance........................       $ 6,169          $ 6,287
                                                   =======          =======

      The machinery and equipment listed above was held under capital lease.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited with respect to June 30, 1996 and June 30, 1995)



(NOTE D) -- Formation of the Company:

      In April 1993 the Company completed three significant transactions in conjunction with commencing operations. These include the acquisition of substantially all of the assets and assumption of substantially all of the liabilities of Cool-R, obtaining the rights to developed technology and selling shares of the Company's common stock to provide working capital.

      The Company acquired substantially all of the assets and assumed substantially all of the liabilities of Cool-R for 168,114 shares of its common stock. The owners of Cool-R, the predecessor entity, became the principal owners of the Company. Based on the continuity of the acquired entity and common ownership after this transaction, the combination was recorded at Cool-R's historical cost basis. In connection therewith the following recorded account balances were recorded:


     Accounts receivable..........................    $ 12,430
     Inventory ...................................      59,701
     Fixed assets ................................      86,762
     Other assets ................................      18,093
     Accounts payable ............................     (46,908)
     Accrued expenses ............................     (81,797)
     Notes payable ...............................    (219,900)
     Notes payable - stockholder..................     (45,000)
     Capital leases payable ......................     (39,333)
     Deficit .....................................     255,952

      The Company also obtained the rights to developed technology from a stockholder of Cool-R and the Company for 150,126 shares of its common stock. In connection with this transaction, the Company treated the developed technology obtained at the stockholder's historical cost basis which was $0. Subsequently, 7,379 of these shares were contributed to treasury and cancelled by the Company.

      Additionally, the Company issued 235,221 shares of its common stock to two investors for an aggregate amount of $637,500. In connection with the issuance of stock the Company retired $45,000 of debt due to one of the investors which is reflected in the accompanying schedule of assets purchased and liabilities assumed as notes payable -- stockholder. The noteholder owned stock in both Cool-R and Laminating Technologies, Inc. Net proceeds from this transaction amounted to $592,500.

(NOTE E) -- Notes Payable and Capital Lease Obligations:

      Notes payable are summarized as follows:



                                                                            March 31,            June 30,
                                                                              1996                 1996
                                                                          -------------        -------------
      Bridge note payable (net of $539,288 discount)....................                         $ 1,455,712
      Notes payable to bank due April 1996, interest at prime
        rate plus 2%, secured by the Company's inventory, fixed
        assets and accounts receivable and the personal guaranty
        of a stockholder ...............................................     $  220,000 (2)
      Note payable to underwriter due on demand, interest
        at 10%, unsecured ..............................................        130,000 (3)
      Notes payable to third parties past due, interest
        at 10%, unsecured...............................................        626,250 (1)
      Notes payable to third party past due, interest
        at 10%, unsecured ..............................................         40,109               12,000
      Capital lease obligations ........................................          6,483                6,483
      Other notes payable ..............................................         30,000 (1)           25,000
                                                                             ----------           ----------
                                                                              1,052,842            1,499,195
      Less current portion .............................................      1,047,842            1,499,195
                                                                             ----------           ----------
                                                                             $    5,000           $       --
                                                                             ==========           ==========

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited with respect to June 30, 1996 and June 30, 1995)



(NOTE E) -- Notes Payable and Capital Lease Obligations: (continued)


      Notes payable to stockholders are summarized as follows:

      Note payable past due, interest at
        10% unsecured......................................       $ 350,000 (1)
                                                                 ==========



     During April and May 1996, the Company completed a private placement for an aggregate of $1,995,000 (net proceeds of approximately $1,185,000) principal amount of Bridge Notes bearing interest at an annual rate of 10% and warrants to purchase an aggregate of 997,500 shares of common stock. The warrants have an exercise price of $4.00 until completion of the proposed initial public offering, at which time they will automatically convert into Class A Warrants, the terms of which will be identical to the Class A Warrants included in the units expected to be sold in the public offering. The principal amount of Bridge Notes includes $495,000 of previously existing debt and interest accrued thereon which was converted to Bridge Notes. In connection with this private placement the Company paid fees of approximately $315,000 which has been recorded as deferred financing costs and will be charged to expense over the term of the notes. The notes are due the earlier of April 1997 or at the closing of the proposed initial public offering. The Company has valued the Bridge loan warrants at $.67 each (an aggregate of $665,000) which will be accounted for as debt discount and will be charged to expense over the term of the notes. If the Bridge Notes are repaid upon the completion of the proposed public offering the unamortized balance of deferred financing cost and debt discount will be charged to expense. Amortization of $125,712 was charged to expense in the three month period ended June 30, 1996.


----------

     (1) Converted, in April 1996, together with $63,539 of accrued interest and $428,346 due to a related party to Bridge Notes ($495,000) and 361,061 shares of common stock valued at $978,572.

     (2)  Repaid together with interest of $4,449 from proceeds of Bridge Notes.


     (3)  Repaid from proceeds of Bridge Notes.



(NOTE F) -- Capital Deficiency:

   [1] Common stock:


      Upon incorporation in March 1993 the Company authorized 10,000,000 shares of its $.01 par value common stock. The shares of common stock have unlimited voting rights. In March 1996, the Company increased the number of authorized common shares to 20,000,000.

   [2] Convertible preferred stock:

      In September 1993 the Company authorized and issued 250,000 shares of its $.01 par value Series A convertible preferred stock (the "Preferred"). In August 1994 the Company increased the number of authorized shares of Preferred to 2,500,000. In March 1996, the Company increased the number of authorized preferred shares to 5,000,000.


      The Preferred has no voting rights. The holders of the Preferred are entitled to cumulative quarterly dividends of $.05 per share which are due upon the redemption of the shares. The liquidation value of each share of Preferred is equal to $2.00 plus cumulative dividends (including dividends accrued from the previous quarterly dividend). The Preferred will have a preference on liquidation equal to the liquidation value.

      Each share of the Preferred will be convertible into two shares of common stock (subject to anti-dilution protection and stock splits). The Preferred will only be convertible into common stock in connection with a registered public offering, the sale of the Company or if the Company declares any dividend or other distribution to the holders of all of the issued and outstanding shares of common stock.

      Accordingly, should the public offering be consummated, all 250,000 shares of preferred stock will be converted to 184,486 shares of common stock.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited with respect to June 30, 1996 and June 30, 1995)



(NOTE F) -- Capital Deficiency: (continued)

   [3] Warrants:

      The Company has outstanding warrants to purchase 36,897 shares of its common stock which are held by the underwriter of the proposed initial public offering who assisted in raising capital for the Company. The options, which were issued on March 25, 1994, have an exercise price of $2.71 and are exercisable through March 25, 1999.

(NOTE G) -- Proposed Public Offering:

      The Company has signed a letter of intent with an underwriter with respect to a proposed public offering of the Company's securities. There is no assurance that such offering will be consummated. In connection therewith the Company anticipates incurring substantial expenses which, if the offering is not consummated, will be charged to expense.


      The Company expects to offer 1,700,000 units at $5.00 per unit. Each unit consists of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant. Each Class A warrant will entitle the holder to purchase one share of common stock and one Class B warrant at an exercise price of $6.50. Each Class B warrant will entitle the holder to purchase one share of common stock at an exercise price of $8.75.


      In connection with such offering, the underwriter has required, as a condition of the offering, that an aggregate of 410,000 shares of the Company's common stock be designated as forfeitable shares ("forfeitable shares") and placed in escrow. The forfeitable shares are not assignable nor transferable until certain earnings or market criteria have been met. If the conditions are not met by March 31, 2000, all shares remaining in escrow will be returned to the Company as treasury shares for cancellation thereof as a contribution to capital. The forfeitable shares will be released, to the stockholders, in the event specified levels of pretax income of the Company for the years ending December 31, 1997 to December 31, 1999 are achieved or the market price of the Company's common stock attains specified targets during the 36 month period commencing on the effective date of the proposed public offering. There will be a charge to earnings for the fair value of these shares upon their release. Such charge will not be deductible for income tax purposes.


      Additionally, the Company has granted an option to the underwriter, exercisable over a period of three years commencing two years from the date of the offering, to purchase up to 170,000 units at 120% of the initial public offering price.


(NOTE H) -- Commitments and Other Matters:

   [1] Payroll taxes:

      The Company has accepted an Offer in Compromise (the "Offer") from the Internal Revenue Service with respect to withholding and social security taxes not remitted for the three quarters ended September 30, 1994. The amount due aggregated approximately $98,000, including penalties and interest of approximately $30,000. Under the terms of the Offer, interest and penalties would be waived upon payment of the full amount of taxes due. Accordingly, $68,000 was paid to the Internal Revenue Service to satisfy the obligation including approximately $38,000 paid with proceeds of the Bridge financing.

      Additionally, the Company received a Notice of Proposed Assessment (the "Notice") from the Georgia Department of Revenue in August 1995. The Notice stipulates an amount due of approximately $15,000 plus interest and penalties for withholding taxes not remitted for the period January 1994 through August 1994. The Company paid the amount during the year ended March 31, 1996.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited with respect to June 30, 1996 and June 30, 1995)


(NOTE H) -- Commitments and Other Matters: (continued)

   [2] Employment contract:


      The Company is negotiating an employment contract with its Chief Executive Officer. The Officer is also a member of the Board of Directors. The contract is expected to provide for a one year term and for an annual salary of $144,000.

      In April 1996 two principal stockholders of the Company agreed to grant to an officer options to purchase an aggregate of 116,346 of their shares of common stock at an exercise price of $.68 per share. Such options, which are fully vested, contain a predefined schedule for their exercise. In connection therewith, compensation expense of $386,000 was recognized, reflecting the difference between the exercise price and the fair value of the shares, on the date of grant.


   [3] Consulting agreements:

      The Company has entered into one year agreements with two of its stockholders to provide management and consulting services for aggregate fees of $84,000. Additionally, one agreement, which is with the founder of the Company, provides for a bonus of $60,000 upon securing a patent on the developed technology and an additional $40,000 upon the stockholder securing multiple patents.


   [4] Contingencies:

     The Company is aware of a patent issued to an unrelated entity that relates to certain processes by which film, including polyester film, is reverse-printed and laminated onto linerboard. Such patent may affect the ability of the Company to obtain patent protection for some or all of the claims included in its patent application. Moreover, there can be no assurance that any application of the Company's technology will not infringe this or any other patents or proprietary rights of others. Management believes that the Company has not infringed on any patents.


      A predecessor to the Company may have entered into license agreements regarding the developed technology owned by the Company. Even though no executed agreement has been produced by the Company or other parties, there can be no assurance that such license agreements do not exist or as to the terms of any such licenses. In the event that any previous license agreements exist, they may adversely affect the Company's ability to utilize its technology or enter into additional licenses in the future.

(NOTE I) -- Income Taxes:

      At March 31, 1996 the Company had available net operating loss carryforwards to reduce future taxable income of approximately $4,100,000. The net operating loss carryforwards expire in various amounts through 2011. The Company's ability to utilize its net operating loss carryforwards may be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code if future changes in ownership occur.

      The Company has not filed any income tax returns since its inception.


      Accounting standards require the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from net operating loss carryforwards. Additionally, consideration of a valuation allowance is required to reflect the likelihood of realization of deferred tax assets. At March 31, 1996 the Company has a deferred tax asset of approximately $1,650,000 representing the benefits of its net operating loss carryforward which has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The difference between the combined federal (34%) and state (6%) statutory tax rate of 40% and the Company's effective tax rate of 0% is due to the increase in the valuation allowance of approximately $612,000 and $492,000 for the years ended March 31, 1995 and March 31, 1996, respectively, and $1,650,000 for the period from commencement of operations through March 31, 1996.

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited with respect to June 30, 1996 and June 30, 1995)



(NOTE J) - Related Party Transactions:

      TransMillenial Resource Corporation ("TMR") provided management services to the Company. Management fees incurred for the year ended March 31, 1995 and March 31, 1996 were $175,000 and $45,000, respectively.

      In addition, TMR advanced funds to the Company and paid certain of its obligations, resulting in a balance of $735,803 due to TMR. TMR agreed to contribute $307,457 of such debt to the capital of the Company and to convert the remaining balance at March 31, 1996 of $428,346 into 158,048 shares of the Company's common stock. The conversion is expected to be completed prior to the proposed initial public offering. Two of the Company's former officers are shareholders of TMR.

      The Company was located in office space which was leased by TMR. Rent on such space is included in the indebtedness described above.

      In September 1994, the Company entered into an agreement with SourceOne, Inc., an employment agency which is a wholly owned subsidiary of TMR. All employees of the Company became employees of SourceOne, which was contracted to provide such employees to the Company. The agreement has been terminated. Fees incurred under this agreement are included in the indebtedness described above.

      Also in September 1994, the Company entered into an agreement with Revenue Process Development, Inc. ("RPD"), a marketing firm. TMR owned 100% of RPD. RPD provides marketing, billing and collection services for the Company. In July 1995, the Company purchased all the outstanding stock of RPD from TMR for $2,000. The acquisition was accounted for as a purchase (see Note B[1]).

      In June 1995 the Company entered into an agreement with one of its stockholders to repurchase 126,114 shares of common stock for $150,000. The shares were simultaneously sold for approximately $85,000 to a third party. The Company sold the shares from treasury at a discount to induce the third party to loan the Company $250,000. As a result the Company recorded a deferred financing cost of $65,000, which was amortized over the term of the lend, which was due in December 1995. Accordingly, the full amount was charged to earnings in the year ended March 31, 1996.

(NOTE K) -- Stock Option Plan:


      In 1996, the Board of Directors adopted and the Company's stockholders approved the Amended and Restated 1996 Stock Option Plan (the "Plan"). Pursuant to the Plan, as amended, incentive stock options and nonqualified stock options may be granted to purchase up to 250,000 shares of the Company's common stock through March 2006. Incentive stock options are to be granted at a price not less than the fair market value of the Company's common stock at the date of grant. If a stockholder owns 10% or more of the Company's outstanding stock, the exercise price may not be less than 110% of the fair market value of the Company's common stock at the date of grant and its term must not exceed five years. Options may be granted to employees, consultants, and directors of the Company and must be exercised within a ten-year period after the date granted. Nonqualified stock options are exercised at a price to be determined by the Board of Directors for a period of ten years after the grant date. To date, 190,000 options have been granted at an exercise price of $4.00 or $5.00 per share.


      Additionally, the provisions of the Plan provide for the automatic grant of nonqualified stock options to purchase shares of common stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company will be granted a Director Option to purchase 10,000 shares of common stock on the date of this prospectus at a per share exercise price equal to the initial public offering price of the units. Future Eligible Directors will be granted a Director Option to purchase 10,000 shares of common stock on the date of election or appointment. Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending March 31, 1997, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of common stock ("Automatic Grant") on the

                  LAMINATING TECHNOLOGIES, INC. AND SUBSIDIARY
                          (a development stage company)


             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued) (Unaudited with respect to June 30, 1996 and June 30, 1995)



(NOTE K) -- Stock Option Plan: (continued)

day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the common stock on the date of grant, except for directors who receive incentive options and who own more than 10% of the voting power, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant. Director Options are exercisable in four equal annual installments, commencing six months from the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

                                     [LOGO]

                        [9 Pictures of different packages]




     The foregoing illustrations depict several prototypes of the packaging and specialty display products the Company may produce utilizing the LTI Processed method. Items shown as included in the Company's packaging and display products are produced by other companies. To date, the Company has had only limited sales.


                                    [BORDER]

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.


                                  ------------


                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----
Prospectus Summary...................................................     3
Risk Factors.........................................................     7
Use of Proceeds......................................................    16
Dividend Policy......................................................    16
Capitalization.......................................................    17
Dilution.............................................................    19
Selected Financial Data..............................................    20
Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations..............................................    21
Business.............................................................    23
Management...........................................................    30
Certain Transactions.................................................    35
Principal Stockholders...............................................    37
Concurrent Offering..................................................    39
Description of Securities............................................    40
Shares Eligible for Future Sale......................................    43
Underwriting.........................................................    44
Legal Matters........................................................    46
Experts..............................................................    46
Additional Information...............................................    46
Index to Financial Statements........................................   F-1


                                  ------------

     Until , 1996, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================





                                 1,700,000 Units



                                     [LOGO]


                                   LAMINATING
                               TECHNOLOGIES, INC.


                                  Consisting of
                        1,700,000 shares of Common Stock,
                          1,700,000 Redeemable Class A
                                  Warrants and
                          1,700,000 Redeemable Class B
                                    Warrants



                                ----------------

                                   PROSPECTUS

                                ----------------



                       D.H. BLAIR INVESTMENT BANKING CORP.

                                               , 1996



================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 1, 1996




PROSPECTUS

                          LAMINATING TECHNOLOGIES, INC.

                       997,500 Redeemable Class A Warrants
                       997,500 Shares of Common Stock and
        997,500 Redeemable Class B Warrants issuable upon exercise of the
                Redeemable Class A Warrants and 997,500 Shares of
     Common Stock issuable upon exercise of the Redeemable Class B Warrants

     This Prospectus relates to 997,500 Redeemable Class A Warrants (the "Selling Securityholder Warrants" or the "Class A Warrants") of Laminating Technologies, Inc., a Delaware corporation (the "Company"), held by 33 holders (the "Selling Securityholders"), the 997,500 shares of Common Stock, $.01 par value ("Common Stock"), and 997,500 Redeemable Class B Warrants ("Class B Warrants") issuable upon the exercise of the Selling Securityholder Warrants, and 997,500 shares of Common Stock issuable upon exercise of such Class B Warrants. The Selling Securityholder Warrants and the Class B Warrants are referred to herein collectively as the "Warrants" and the securities issuable upon exercise of the Selling Securityholder Warrants, together with the Selling Securityholder Warrants, are sometimes collectively referred to herein as the "Selling Securityholder Securities." The Selling Securityholder Warrants were issued to the Selling Securityholders in exchange for warrants they received in a private placement by the Company in April and May 1996 (the "Bridge Financing"). See "Selling Securityholders" and "Plan of Distribution." Each Selling Securityholder Warrant entitles the holder to purchase, at an exercise price of $6.50, subject to adjustment, one share of Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Common Stock. The Warrants are exercisable at any time after issuance through the fifth anniversary of the date of this Prospectus provided that the Selling Securityholders have agreed not to exercise the Selling Securityholder Warrants for a period of one year from the date of this Prospectus and not to sell the Selling Securityholder Warrants except after the restrictive periods described under "Plan of Distribution." Commencing one year from the date hereof, the Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date of the notice of redemption. See "Description of Securities."

     The securities offered by the Selling Securityholders by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Class A Warrants, Common Stock and the Class B Warrants offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

     The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

     The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Selling Securityholder Warrants and Class B Warrants are exercised, the Company will receive gross proceeds of $6,483,750 and $8,728,125, respectively. See "Selling Securityholders" and "Plan of Distribution."


     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company (the "Offering") of 1,700,000 Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $6,804,500 in net proceeds from the Offering (assuming no exercise of the Underwriter's over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Offering.


     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 .

                                  ------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


                                  ------------

                 The date of this Prospectus is           , 1996

                             SELLING SECURITYHOLDERS

     An aggregate of up to 997,500 Class A Warrants, 997,500 shares of Common Stock and 997,500 Class B Warrants issuable upon exercise of such Class A Warrants and 997,500 shares of Common Stock issuable upon exercise of such Class B Warrants may be offered for resale by investors who received their Class A Warrants in exchange for warrants received in the Bridge Financing.

     The following table set forth certain information with respect to each Selling Securityholder for whom the Company is registering the Selling Securityholder Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. To the Company's knowledge there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

                                                                 Number of
                                                             Class A Warrants
                                                               Beneficially
                                                             owned and maximum
           Selling Securityholders                         number to be sold (1)
           -----------------------                         ---------------------
   Columbia Funding ......................................         50,000
   Stephen Comeau ........................................         25,000
   Tom N. Davidson Revocable Living Trust.................         50,000
   Nathan Eisen ..........................................         12,500
   Jerome Grushkin & Esther Grushkin JTROS................         12,500
   Jerome J. Grushkin Defined Benefit Plan................         12,500
   Melvin L. Katten ......................................         12,500
   Frank G. Lake III .....................................         25,000
   Benjamin Lehrer .......................................         12,500
   Levine & Staller PA TTEE ..............................         25,000
   George Lionikis Sr ....................................         25,000
   Joseph O. Manzi .......................................         50,000
   Efrain Martinez .......................................         50,000
   Albert Milstein .......................................         12,500
   Lloyd A. Moriber, M.D .................................         25,000
   Karen A. Omahen .......................................         25,000
   Poseidon Capital Pension and Profit Sharing Plan.......         12,500
   William Rands .........................................         25,000
   Jesse D. Roggen .......................................         12,500
   Marc Roberts ..........................................         75,000
   Gary J. Strauss .......................................         25,000
   Donald Sallee .........................................        175,000
   Melvin Stein ..........................................         25,000
   Malcolm Levenson Trust ................................         37,500
   The Steiro Company ....................................         10,000
   Byron M. Allen ........................................         12,500
   The Frank & Brynde Berkowitz Foundation................         25,000
   Kenneth Cohen & Sherry Cohen JTROS.....................         25,000
   Robert M. Freeman .....................................         50,000
   Stuart Gruber .........................................         12,500
   Edward D. Hurley Keogh Plan ...........................         12,500
   Richard A. Nelson & Elaine M. Nelson-- JTROS...........         25,000
   Wolfson Equities ......................................         12,500
                                                                  -------
           Total .........................................        997,500
                                                                  =======

----------


(1) Does not include shares of Common Stock issuable upon exercise of the Class A Warrants and issuable upon exercise of the Class B Warrants issuable upon exercise of the Class A Warrants. The Selling Securityholders have agreed not to exercise the Class A Warrants being offered hereby for a period of one year from the date of this Prospectus. With the exception of Donald B. Sallee, Melvin Stein, Malcolm Levenson Trust and the Steiro Company, who will own 4.3%, 1.8%, 1.4% and 1.4%, respectively, of the outstanding Common Stock of the Company after this Offering, none of the Selling Securityholders will beneficially own in excess of 1% of the outstanding shares of Common Stock after the Offering.

                              PLAN OF DISTRIBUTION

     The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

     The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Each Selling Securityholder has agreed (i) not to sell, transfer or otherwise dispose publicly the Selling Securityholder Warrants except after the time periods and in the percentage amounts set forth below, on a cumulative basis, and (ii) not to exercise the Selling Securityholder Warrants for a period of one year after the closing of this offering. Purchasers of the Selling Securityholder Warrants will not be subject to such restrictions.

                                                         Percentage Eligible
          Lock Up Period                                      for Resale
          --------------                                 -------------------
   Before 90 days after Closing ......................             0%
   Between 91 and 150 days ...........................            25%
   Between 151 and 210 days ..........................            50%
   Between 211 and 270 days ..........................            75%
   After 270 days ....................................           100%

     Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two, and possibly nine, business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter of the Company's initial public offering or D.H. Blair & Co. Inc. ("Blair") is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.


                           CONCURRENT PUBLIC OFFERING


     On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an underwritten offering by the Company of 1,700,000 Units by the Company and up to 255,000 additional Units to cover over-allotments, if any.

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.

                                  ------------

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Prospectus Summary...................................................
Risk Factors.........................................................
Dividend Policy......................................................
Capitalization.......................................................
Dilution.............................................................
Selected Financial Data..............................................
Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations..............................................
Business.............................................................
Management...........................................................
Certain Transactions.................................................
Principal Stockholders...............................................
Selling Securityholders..............................................
Plan of Distribution.................................................
Concurrent Public Offering...........................................
Description of Securities............................................
Shares Eligible for Future Sale......................................
Legal Matters........................................................
Experts..............................................................
Additional Information...............................................
Index to Financial Statements........................................   F-1

                                  ------------

     Until              ,  1996,  all  dealers  effecting  transactions  in  the
registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


                                   LAMINATING
                               TECHNOLOGIES, INC.


                           997,500 Redeemable Class A
                                    Warrants
                        997,500 shares of Common Stock, and
                           997,500 Redeemable Class B
                                    Warrants
                         issuable upon exercise of the
                        Redeemable Class A Warrants and
                         997,500 shares of Common Stock
                         issuable upon exercise of the
                                Class B Warrants


                                ----------------

                                   PROSPECTUS

                                ----------------





                                                 , 1996


================================================================================

                                     PART II

                     Information Not Required in Prospectus


Item 24.  Indemnification of Directors and Officers

     The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

     In accordance with Section 102(a)(7) of the GCL, the Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

     The Registrant also intends to enter into indemnification agreements with each of its officers and directors, the form of which is filed as Exhibit 10.8 and reference is hereby made to such form.

     Reference is made to Section 6 of the Underwriting Agreement (Exhibit 1.1) which provides for indemnification by the Underwriter of the Registrant, its officers and directors.


Item 25.  Other Expenses of Issuance and Distribution

     The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions and the Underwriter's non-accountable expense allowance) are as follows:


                                                                      Amount
                                                                     --------
    SEC Registration Fee ........................................    $ 26,554
    NASD Filing Fees ............................................       7,473
    Nasdaq Filing Fees ..........................................      15,000
    Printing and Engraving Expense ..............................     115,000
    Accounting Fees and Expenses ................................     125,000
    Legal Fees and Expenses .....................................     300,000
    Blue Sky Fees and Expenses ..................................      25,000
    Transfer Agent's Fees and Expenses ..........................      10,000
    Miscellaneous Expenses ......................................      25,973
                                                                     --------
            Total................................................    $650,000
                                                                     ========



Item 26.  Recent Sales of Unregistered Securities

     The following discussion gives retroactive effect to the reverse stock split effected in April 1996. During the past three years, the Registrant has sold and issued the following unregistered securities:

     In September 1993, the Company issued 250,000 shares of Series A Convertible Preferred Stock to VentureTek L.P. for aggregate consideration of $500,000 in cash. In October 1993, the Company issued 46,122 shares of Common Stock to the Chief Executive Officer for aggregate consideration of $1,250. In May 1994, the Company issued 3,690 shares of Common Stock to an investor for $20,000. In August 1994, the Company converted an aggregate of $137,305 of wages payable to employees of the Company into 50,662 shares of Common Stock of the Company at a rate of one share for every $2.7102 of indebtedness. In June 1995, the Company issued 33,208 shares of Common Stock to a former president and director of the Company for the relinquishment of $90,000 of indebtedness of the Company to that individual. In June 1995, the Company issued 126,114 shares of Common Stock to Donald Sallee for an aggregate purchase price of approximately $85,000.

     In April 1996, pursuant to debt conversion agreements dated March 21, 1996, the Company converted an aggregate of $978,556 of indebtedness of the Company into 361,061 shares of Common Stock at a rate of one share for every $2.7102 of indebtedness. In April 1996, the Company issued an aggregate of 4,689 shares of Common Stock as compensation to an ex-employee for accrued wages at a rate of approximately $2.7102 per share and as a signing bonus to a current employee.

     In April and May 1996, the Company issued 39.9 units, each unit consisting of a note in the principal amount of $50,000 bearing interest at 10% per annum and warrants to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share (assuming the offering contemplated by this Registration Statement is not consummated), to 32 accredited investors for an aggregate purchase price of $1,995,000. The units were issued pursuant to an exemption from registration provided by Regulation D promulgated under Section 4(2) of the Securities Act. The Underwriter acted as the Registrant's placement agent in connection with this private placement. In connection therewith, the Registrant paid sales commissions in the amount of $199,500 and a non-accountable expense allowance in the aggregate amount of $59,850.

     Except as otherwise noted, the above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The sale of securities was without the use of an underwriter, and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act of 1933, as amended.


Item 27.  Exhibits and Financial Statement Schedules

   (a) Exhibits

         1.1*   --Form of Underwriting Agreement

         3.1*   --Restated Certificate of Incorporation of the Registrant

         3.2*   --By-laws of the Registrant

         4.1*   --Form of Bridge Note

         4.2*   --Form of Warrant Agreement

         4.3*   --Form of Underwriter's Unit Purchase Option

         5.1*   --Opinion of Bachner, Tally, Polevoy & Misher LLP

        10.1*   --Employment  Agreement  between the  Registrant  and Michael E.
                  Noonan

        10.2*   --Registration  Rights  Agreement  between  the  Registrant  and
                  Michael E. Noonan

        10.3*   --Escrow  Agreement  between  the  Registrant,   American  Stock
                  Transfer & Trust Company and certain securityholders of the Registrant

        10.3A*  --Amendment to Escrow Agreement between the Registrant, American
                  Stock Transfer & Trust Company and certain  securityholders of the Registrant

        10.4*   --Form of Debt Conversion  Agreement  between the Registrant and the Conversion Investors

        10.5*   --Memorandum of Understanding  dated August 26, 1994 between the
                  Registrant and TMR, as amended

        10.6*   --Outsourcing  Agreement  dated  September  1, 1994  between the
                  Registrant and TMR

        10.7*   --Amended and Restated 1996 Stock Option Plan

        10.8*   --Form of Indemnification Agreement

        23.1*   --Consent of Bachner,  Tally, Polevoy & Misher LLP-- Included in
                  Exhibit 5.1

        23.2*   --Consent of William R. Hinds, Esq. -- Included on Page II-5

        23.3 --Consent of Richard A. Eisner & Company, LLP -- Included on Page II-6

        24.1    --Power of Attorney -- Included on Page II-7

        27.1*   --Financial Data Schedule

----------
*    Previously filed.

Item 28.  Undertakings

     (1) The undersigned Registrant hereby undertakes that it will:


          (a) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act,

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and

               (iii) Include any additional or changed material information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

     (2) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (4) The undersigned Registrant hereby undertakes that it will:

          (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

          (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                               CONSENT OF COUNSEL




     The consent of Bachner, Tally, Polevoy & Misher LLP is contained in its opinion filed as Exhibit 5.1 to the Registration Statement.

                               CONSENT OF COUNSEL





     The undersigned hereby consents to the use of my name, and the statement with respect to me appearing under the heading "Legal Matters" included in the Registration Statement and to the incorporaction by reference of this consent pursuant to Rule 439(b) under the Securities Act of 1933, as amended (the "Act") into any subsequent registration statement for the same offering that may be filed pursuant to Rule 462(b) under the Act.




                                        WILLIAM R. HINDS




Arlington, Virginia
August 8, 1996

                         CONSENT OF INDEPENDENT AUDITORS




     We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated May 17, 1996 on the financial statements of Laminating Technologies, Inc. and Subsidiary as at March 31, 1996 and for each of the years in the two year period ended March 31, 1996 and for the period from April 19, 1993 (commencement of operations) through March 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.





/s/  RICHARD A. EISNER & COMPANY, LLP



New York, New York
September 27, 1996

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 27th day of September, 1996.





                                        LAMINATING TECHNOLOGIES, INC.


                                        By:  /s/  MICHAEL E. NOONAN

                                             -----------------------------------
                                             Michael E. Noonan, Chairman of the
                                             Board, President and Chief
                                             Executive Officer




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Michael E. Noonan, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates stated.


                  Signature                                Title                                   Date
                  ---------                                -----                                   ----


             /s/ MICHAEL E. NOONAN            Chairman of Board, President                    September 27, 1996
            -------------------------
                Michael E. Noonan               and Chief Executive Officer
                                                (principal executive officer)


               /s/ JERRY A. ROSS              Chief Financial Officer                         September 27, 1996
            -------------------------
                  Jerry A. Ross                 (principal financial
                                                and accounting officer)


              /s/ ROBERT L. DOVER             Secretary and Director                          September 27, 1996
            -------------------------
                 Robert L. Dover


           /s/ RONALD L. CHRISTENSEN          Director                                        September 27, 1996
            -------------------------
              Ronald L. Christensen


             /s/ JEROME I. GELLMAN            Director                                        September 27, 1996
            -------------------------
                Jerome I. Gellman


              /s/ LEONARD TOBOROFF            Director                                        September 27, 1996
            -------------------------
                Leonard Toboroff


               /s/ WILLIAM WARREN             Director                                        September 27, 1996
            -------------------------
                 William Warren

================================================================================






                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    --------



                                    EXHIBITS


                                       TO

                                    FORM SB-2




                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933



                                    --------



                          Laminating Technologies, Inc.
        (Exact name of Small Business Issuer as specified in its charter)




================================================================================

                                  EXHIBIT INDEX

                                                                      Sequential
    Exhibit No.             Description                                Page No.
    -----------             -----------                               ----------

        1.1*  --Form of Underwriting Agreement

        3.1*  --Restated   Certificate   of   Incorporation   of   the
                Registrant

        3.2*  --By-laws of the Registrant

        4.1*  --Form of Bridge Note

        4.2*  --Form of Warrant Agreement

        4.3*  --Form of Underwriter's Unit Purchase Option


        5.1*  --Opinion of Bachner, Tally, Polevoy & Misher LLP

       10.1*  --Employment   Agreement   between  the  Registrant  and
                Michael E. Noonan

       10.2* --Registration Rights Agreement between the Registrant and Michael E. Noonan


       10.3*  --Escrow  Agreement  between  the  Registrant,  American
                Stock    Transfer   &   Trust    Company  and  certain
                securityholders of the Registrant


       10.3A* --Amendment to Escrow Agreement  between the Registrant,
                American Stock Transfer & Trust Company and certain securityholders of the Registrant


       10.4*  --Form  of  Debt   Conversion   Agreement   between  the
                Registrant and the Conversion Investors

       10.5*  --Memorandum  of  Understanding  dated  August 26,  1994 between the Registrant and TMR, as amended

       10.6* --Outsourcing Agreement dated September 1, 1994 between the Registrant and TMR

       10.7*  --Amended and Restated 1996 Stock Option Plan

       10.8*  --Form of Indemnification Agreement


       23.1*  --Consent  of  Bachner,  Tally,  Polevoy & Misher  LLP--
                Included in Exhibit 5.1

       23.2*  --Consent of William R. Hinds,  Esq. -- Included on Page
                II-5


       23.3   --Consent  of  Richard  A.  Eisner  &  Company,  LLP  --
                Included on Page II-6

       24.1   --Power of Attorney -- Included on Page II-7

       27.1*  --Financial Data Schedule

----------

*    Previously filed.